Exhibit 2.1

EXECUTION VERSION

SECURITIES AND ASSETS SALE AGREEMENT

Twist Beauty Packaging S.A.S.

Twist Beauty Packaging Holding France S.A.S.

Albéa Services SAS

Twist Beauty Packaging Holdings Corp.

Twist Beauty Packaging Holding Mexico S. DE R.L DE CV

Albéa Packaging (Suzhou) Co. Ltd.

(as Vendors)

and

Silgan International Holdings B.V.

Silgan Dispensing Systems Holdings Company

Silgan Dispensing Systems Brazil Packaging Industry Ltda.

Silgan Dispensing Systems (Wuxi) Co., Ltd.

(as Purchasers)

and

Silgan Holdings Inc.

(as Purchaser Parent)

21 April 2020

i

EXECUTION VERSION

EXECUTION VERSION

7.3 NON-SOLICITATION	53
7.4 INSURANCE	53
7.5 CHANGE IN NAMES	54
7.6 FORMER AND CURRENT DIRECTORS OF THE GROUP COMPANIES	55
7.7 EMPLOYMENT	56
7.8 WRONG POCKET	56
7.9 CROSS-INDEMNITY	57
7.10 TAX MATTERS	57
7.11 COMPLIANCE WITH THE CTA	58

8. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS	59
8.1 CAPACITY AND AUTHORITY	59
8.2 FINANCING OF THE TRANSACTION	60
8.3 DUE DILIGENCE	61
8.4 ANTITRUST	61

9. REPRESENTATIONS AND WARRANTIES OF THE VENDORS	62
9.1 REPRESENTATIONS BY EACH VENDOR INDIVIDUALLY	62
9.2 REPRESENTATIONS BY THE VENDORS ON A SEVERAL BASIS	63
9.3 EXCLUSIVE REPRESENTATIONS AND WARRANTIES	64

10. REFUND BY THE VENDORS	64
10.1 REFUND	64
10.2 LIMITS ON CLAIMS	64
10.3 EXCLUSIONS	65
10.4 DUTY TO MITIGATE	66

11. SPECIFIC INDEMNITY	67

12. PURCHASER JOINT GUARANTEE	67

13. TBP JOINT GUARANTEE	68

14. VENDORS REPRESENTATIVE	68

15. PURCHASERS REPRESENTATIVE	69

16. ADVISORS	69

17. CONFIDENTIALITY AND ANNOUNCEMENTS	69

18. FURTHER ASSURANCE	71

19. SANCTIONS FOR NON PERFORMANCE	71

20. ENTIRE AGREEMENT	71

21. WAIVER AND VARIATION – HARDSHIP	71

22. DEBT FINANCING SOURCES LIABILITY	72

EXECUTION VERSION

EXECUTION VERSION

EXECUTION VERSION

SECURITIES AND ASSETS SALE AGREEMENT AMONG

(1)

Twist Beauty Packaging, a société par actions simplifiée organized under the laws of Luxembourg, whose registered office is at 43-45 Allée Scheffer 2520 Luxembourg, Grand Duchy of Luxembourg, registered with the Trade and Companies Registry under number B152772;

(TBP)

(2)

Twist Beauty Packaging Holding France, a société par actions simplifiée organized under the laws of France, whose registered office is at 1 avenue du Général de Gaulle Bât. Le Signac ZAC des Barbanniers 92230 Gennevilliers, France, registered with the Trade and Companies Registry under number 522 823 038 RCS Nanterre;

(TBP Holding)

(3)

Albéa Services, a société par actions simplifiée organized under the laws of Luxembourg, whose registered office is at 1 avenue du Général de Gaulle – ZAC des Barbanniers – Le Signac – 92239 Gennevilliers, France, registered with the Trade and Companies Registry under number 648 202 216 RCS Nanterre;

(Albéa Services)

(4)

Twist Beauty Packaging Holdings Corp., a corporation organized under the laws of Delaware, whose registered office is at 1209 Orange Street, City of Wilmington, County New Castle, 19801, registered with the State of Delaware, Secretary of State, Division of Corporations, Trade and Companies Registry;

(Albéa US)

(5)

Twist Beauty Packaging Holding Mexico S. DE R.L DE CV, a sociedad de responsabilidad Limitada de capital variable organized under the laws of Mexico, whose registered office is at 7a Street Number 184 between Herrera and Iturbide, Matamoros, Tamaulipas, Mexico, registered under number 418424-1;

(Albéa Mexico)

(6)

Albéa Packaging (Suzhou) Co. Ltd., a limited liability company organized under the laws of PRC, whose registered office is at Plant 3, No. Runsheng Road, Suzhou Industrial Park, Suzhou City, PRC, registered under number 913205947732255357.

(Albéa Suzhou)

(the above Parties acting jointly but not severally (conjointement mais non solidairement) for the purpose of this Agreement, being hereinafter referred to individually as a Vendor and collectively as the Vendors)

(7)

Silgan International Holdings B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of The Netherlands, whose official seat is at Amsterdam, the Netherlands and its registered office is at Zuidplein 116, Tower H, 14th Level, 1077XV Amsterdam, The Netherlands, registered with the Dutch Trade Register under number 22059801;

(Netherlands Purchaser)

EXECUTION VERSION

(8)

Silgan Dispensing Systems Holdings Company, a corporation organized under the laws of the State of Delaware (USA), whose registered office is at Corporation Trust Center, 1209 Orange St, Wilmington, New Castle County, Delaware, 19801, United States, registered with under number 6649597;

(U.S. Purchaser)

(9)

Silgan Dispensing Systems Brazil Packaging Industry Ltda., a limited liability company organized under the laws of Brazil, whose registered office is at Estrada Municipal Governador Mário Covas, nº 600, Galpão 2, Macuco, CEP 13279-411, registered with the Brazilian Internal Revenue Service (CNPJ/ME) under number 01.795.995/0004-30;

(Brazil Purchaser)

(10)

Silgan Dispensing Systems (Wuxi) Co., Ltd., a limited liability company organized under the laws of PRC, whose registered office is at No. 19 Xindu Road, Wuxi-Singapore Industrial Park, Wuxi, Jiangsu 214028, registered under number 320200400005753;

(China Purchaser)

(the Purchasers)

(the above Parties acting jointly but not severally (conjointement mais non solidairement) for the purpose of this Agreement, being hereinafter referred to individually as a Purchaser and collectively as the Purchasers)

(11)

Silgan Holdings Inc., a corporation organized under the laws of the State of Delaware (USA), whose registered office is at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, United States, registered under number 2192667;

(Purchaser Parent)

The Vendors, the Purchasers and the Purchaser Parent being hereinafter collectively referred to as the Parties and individually as a Party.

WHEREAS

(A)	As at the date hereof, the Vendors own the securities in the entities listed in Schedule A (the Companies), engaged in the business of:

(i)

researching, designing, developing, manufacturing, distributing and selling globally Fine Mist, Lotion (atmospheric and airless), Foam and Sampler pumps (including minipumps) for the household, personal care, cosmetics, cosmeceuticals, fragrance and pharmaceutical fields of use (the Dispensing Business);

(ii)	the Brazilian Business;

(iii)	researching, designing, developing, manufacturing, distributing and selling metallic components for beauty and personal care products and packaging as and where currently conducted on the date hereof;

EXECUTION VERSION

(iv)	researching, designing, developing, manufacturing, distributing and selling jars for beauty (including fragrance) and personal care products as and where currently conducted on the date hereof.

(B)	In addition, Albéa Suzhou owns a certain number of assets pertaining to the Business, including those listed in the Suzhou Business Transfer Agreement.

(C)	The Companies hold on the date hereof, directly or indirectly, shareholdings in the subsidiaries as set out in Schedule C (the Subsidiaries).

(D)

The Purchasers have expressed an interest in acquiring the Securities and the Suzhou Assets and in connection therewith are willing to assume the Suzhou Liabilities. The Purchasers, along with their advisors, have performed due diligence on the Group Companies, the Suzhou Assets and the Suzhou Liabilities and have been granted access to information, documents and data in relation thereto, in particular through an online data room and attendance at certain presentations and IT, legal, HR, environment, tax, financial, commercial and EHS due diligence calls and/or meetings with the management and advisors of the Vendors Group (the Management Presentations) in connection therewith.

(E)

On 27 January 2020, the Purchasers Representative delivered to the Vendors Representative a written, binding and irrevocable put option (the Put Option) regarding the acquisition of the Securities and the Suzhou Assets from the Vendors pursuant to the terms of a draft securities and assets sale agreement appended in agreed form to the Put Option (the Agreed Form SPA).

(F)

Prior to the date of this Agreement, in accordance with the Put Option, (a) the Albéa European works council, the works councils of Albéa Le Tréport, Albéa Lacrost, Albéa Alkmaar B.V. and the works’ council for the economic and social unit of Albéa Services SAS and Albéa Beauty Solutions Europe SAS (UES Comité social et économique) have been duly informed and consulted and (b) all information and consultation obligations under the Dutch Merger Code (SER Fusiegedragsregels 2015) have been completed, in each case in accordance with applicable Laws. As a consequence, the Put Option has been exercised by TBP, acting on behalf of the Vendors, on 14 April 2020.

(G)	The Parties have subsequently agreed to amend the Agreed Form SPA in order to reflect in particular:

(i)

the completion on 21 April 2020 of the transfer of the Business IP to the Group Companies pursuant to the IP Assignment Agreement and the transfer of the Retained IP to the Vendors Group pursuant to the Retained IP Assignment Agreement, it being specified that (a) copies of the executed IP Assignment and Retained IP Assignment Agreement have been delivered to the Purchasers on the date hereof and (b) without prejudice to the provisions of Clause 5.2(d), the formalities in relation thereto shall be carried out by the relevant members of the Vendors Group/or and the Group Companies as soon as reasonably practicable after Completion);

(ii)	the incorporation of French Newco on 7 April 2020, as evidenced in the documentation delivered to the Purchasers on the date hereof;

(iii)

the redemption and cancellation of the Covit America, Inc. preferred shares held by Eyelematic Manufacturing Company Inc. and Echo Manufacturing Company (or their respective successors and assigns) completed on 6 February 2020, as evidenced in the documentation delivered to the Purchasers on the date hereof;

EXECUTION VERSION

(iv)

the obtainment of the Antitrust Clearances from the Austrian Competition Authority, the German Federal Cartel Office (Bundeskartellamt) and the US Federal Trade Commission on respectively 18 March, 16 March and 31 March 2020;

(v)	the relevant filing with the French Competition Authority completed on 19 March 2020 in accordance with the terms of the Put Option.

in each case before the date of this Agreement (items (i), (ii), (iii) together, the Completed Reorganization Steps).

(H)

The Parties have therefore decided to enter into this Agreement which sets out the terms and conditions pursuant to which the Vendors shall transfer to the Purchasers, and the Purchasers shall acquire from the Vendors all the Securities and the Suzhou Assets and assume all the Suzhou Liabilities.

IT IS AGREED THAT

1.	DEFINITIONS AND INTERPRETATION

1.1	DEFINITIONS

In the Agreement, unless the context otherwise requires:

Accounting Principles means the specific principles listed in Schedule 1(A).

Actual CIT Excess means the difference, if positive, between (i) the CIT paid on the PIS and Cofins Tax Gross Tax Credit in taxable income in 2019 (after the actual offset of available tax losses) and (ii) the CIT that is due on the PIS and Cofins Tax Credit based upon the final and non-appealable decision of the Brazilian Supreme Court (after offsetting any available tax losses).

Affiliate means, in relation to a person, any other person that, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such person, in each case from time to time.

Agreed Form SPA has the meaning given in the Preamble.

Agreement means this securities and assets sale agreement and each of its schedules, as such agreement and such schedules may be amended from time to time.

Albéa Brazil means Albéa Do Brasil Embalagens LTDA, a limited liability commercial company organized under the laws of Brazil, whose registered office is at Rodovia Dom Gabriel Paulino Bueno Couto s/n, Km 3.5, Parte A, Distrito Industrial Zip Code 13212-240, City of Jundiaí State of São Paulo, Brazil, registered under number NIRE 35.217.467.741.

Albéa Brazil Securities has the meaning given in Schedule A.

Albéa Group SAS means Albéa Group, a société par actions simplifiée organized under the laws of Luxembourg, whose registered office is at 43-45 Allée Scheffer 2520 Luxembourg, Grand Duchy of Luxembourg, registered with the Trade and Companies Registry under number B221112, the ultimate parent entity of the Vendors Group.

Albéa Intellectual Property has the meaning given in Clause 7.5.

EXECUTION VERSION

Albéa Key People means all managers (including cluster managers and plant managers), directors or key employees holding strategic (operations, finance, new product development, sales, global accounts managers and key account managers) positions within any member of the Vendors Group.

Albéa Lacrost means Albéa Lacrost, a société par actions simplifiée organized under the laws of France, whose registered office is at Chemin des Croux 71700 Lacrost, France, registered with the Trade and Companies Registry under number 410 268 767 RCS Mâcon.

Albéa Lacrost Securities has the meaning given in Schedule A.

Albéa Le Tréport means Albéa Le Tréport, a société par actions simplifiée organized under the laws of France, whose registered office is at 15B route Nationale 76470 Le Tréport, France, registered with the Trade and Companies Registry under number 326 050 044 RCS Dieppe.

Albéa Le Tréport Securities has the meaning given in Schedule A.

Albéa Metal means Albéa Metal Holding Corp., a corporation organized under the laws of Delaware, whose registered office is at The Corporation Trust Company, 1209 Orange Street, Wilmington, DE 19801, registered with the State of Delaware, Secretary of State, Division of Corporations, Trade and Companies Registry.

Albéa Metal Securities has the meaning given in Schedule A.

Albéa Mexico has the meaning given in the description of the Parties to the Agreement.

Albéa Netherlands means Twist Beauty Packaging Holdings Netherlands B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands, whose official seat is at Amsterdam, the Netherlands and its registered office is at Amstelveenseweg 760, 1081JK Amsterdam, the Netherlands, and registered under the Dutch Trade Register under number 55838189.

Albéa Netherlands Securities has the meaning given in Schedule A.

Albéa Netherlands/Albéa Spain WC has the meaning given in Clause 1.2(e) of Schedule 1(A).

Albéa Spain means Albéa Beauty Packaging Holding Spain S.L.U., a limited liability company organized under the laws of Spain, whose registered office is at CL PUIGBACO Num. 12, Torello 08570 and registered under the Barcelona Commercial Registry under number B88006044.

Albéa Spain Securities has the meaning given in Schedule A.

Albéa Suzhou has the meaning given in the description of the Parties to the Agreement.

Albéa Thomaston means Albéa Thomaston Inc., a corporation organized under the laws of Delaware, whose registered office is at The Corporation Trust Company, 1209 Orange Street, Wilmington, DE 19801, registered with the State of Delaware, Secretary of State, Division of Corporations, Trade and Companies Registry.

Albéa Thomaston Securities has the meaning given in Schedule A.

AML Regulations means, in respect of any person or entity, the applicable Laws, record keeping, reporting requirements and due diligence measures against money laundering and the financing of terrorism applicable to that person or entity.

EXECUTION VERSION

Ancillary Documents means the Tax Group Exit Agreements, the Transition Services Agreement, the Suzhou Business Transfer Agreement, the Supply Agreements, and any other documents in agreed form between the Parties to this Agreement in connection with the Transaction, as each of such agreements may be amended from time to time.

Antitrust Authorities means the following authorities from which an Antitrust Clearance must be obtained by the Purchasers (to the exclusion of any other) before Completion, based on the assessment made by the Purchasers and its legal advisers on the basis, inter alia, of the information provided by the Vendors: the Austrian Competition Authority, the French Competition Authority, the German Federal Cartel Office (Bundeskartellamt) and the US Department of Justice Antitrust Division or Federal Trade Commission.

Antitrust Clearance means the decision (including a declaration of lack of authority), whether or not subject to any conditions, by the Antitrust Authorities authorizing the Transaction, or the expiry of the applicable waiting period(s) where such an expiry is deemed to be an authorization or clearance under applicable Law.

Authority means any competent governmental, administrative, supervisory, regulatory, judicial, disciplinary, enforcement or tax raising body, authority, agency, commission, board, organization, court or tribunal of any jurisdiction, whether supranational, national or regional or local and any subdivision, department or branch of any of the foregoing.

Automatic Transferring Business Employee means each Business Employee listed in Part A of Schedule 5.7(a)(ii).

Beauty Solutions Business means the business of developing, outsourcing, distribution and selling packaging solutions and accessories for the cosmetics field of use.

Brazilian Business means the Business, the Tubes Business, the CRP Business and the pack and accessories branches of the Beauty Solutions Business as and where conducted by Albéa Brazil; for the avoidance of doubt, the definition of Brazilian Business shall not include the full services and promotional branches of the Beauty Solutions Business operated by the Vendors Group in Brazil.

Brazilian Earn-Out Amount means the difference between the PIS and Cofins Tax Credit based upon the final and non-appealable decision of the Brazilian Supreme Court and the PIS and Cofins Net Tax Credit, increased with the updated computation of interest for late payments, to the extent that the amount of the PIS and Cofins Tax Credit based upon the final and non-appealable decision of the Brazilian Supreme Court exceeds the PIS and Cofins Tax Credit included in the calculation of Cash as finally determined as of the Completion Date.

Brazilian Law Firms means Martinelli Sociedade de Advogados and Advocacia Emilson Nazario Ferreira.

Brazilian Supreme Court means the Supremo Tribunal Federal (STF) in Brazil.

Break Fee has the meaning given in Clause 4.5.

Business means the operations and activities described in subparagraphs (i), (iii) and (iv) of paragraph (A) of the Preamble hereto.

Business Asset has the meaning given in Clause 7.8(b).

EXECUTION VERSION

Business Contracts means all contracts, engagements, arrangements, undertakings, licenses, guarantees and other commitments entered into, or orders made, by or on behalf of, or the benefit of which is held on trust for or has been assigned or subcontracted in accordance with Schedule 6.5.

Business Day means a day (other than a Saturday or Sunday) on which banks and financial markets are open in France and in the United States.

Business Employee has the meaning given in Clause 5.7(a)(ii).

Business IP means a certain number of intellectual property rights pertaining to the Business, as listed in Schedule 1(C).

CIT means corporate income Tax including IRPJ at a rate of 25% and CSLL at a rate of 9%. for a combined rate of 34%.

Claim means any claim by the Purchasers for the payment of a Refund by any of the Vendors in accordance with Clause 10.

Code means the United States Internal Revenue Code of 1986, as amended.

Companies means Albéa Brazil, Albéa Spain, Albéa Netherlands, Albéa Le Tréport, Albéa Lacrost, Albéa Thomaston, Albéa Metal and French Newco.

Completed Reorganization Steps has the meaning given in the Preamble.

Completion means completion of the Transaction in accordance with Clause 6.1.

Completion Accounts has the meaning given in Schedule 1(A).

Completion Date has the meaning given in Clause 6.1.

Completion Payments has the meaning given in Clause 3.2.2.

Conditions means the conditions precedent set out in Clause 4.1.

Confidential Information has the meaning given in Clause 17(d).

CRP Business means the business of researching, designing, developing, manufacturing, distributing and selling rigid plastic packaging solutions for cosmetics such as caps (including spray and caps) for fragrance and skin care, mascaras, lipgloss, compacts and lipsticks.

CSLL means Contribuição Social sobre o Lucro Líquido (social contribution on profits in Brazil).

CTA means the Connecticut Transfer Act, C.G.S. § 22a-134 et seq., and the rules and regulations promulgated thereunder.

CT Facilities means each leased or owned site of the Group Companies located in the state of Connecticut.

Data Room means the information made available to the Purchasers from 27 November 2019 to 22 January 2020 in the data room located on Merrill DatasiteOne website, which has been copied onto one encrypted USB flash drive, a copy of which has been provided to the Purchasers Representative (along with a certificate issued by Merrill confirming that the content of such USB

EXECUTION VERSION

flash drive corresponds to the information made available to the Purchasers until 22 January 2020 and another copy is retained by the Vendors Representative.

Date of the Triggering Event has the meaning given in Clause 3.5(e).

Debt Financing has the meaning given in Clause 5.8(a).

Debt Financing Sources means the persons (including, without limitation, each agent and arranger) that have committed to provide or to cause to be provided, or otherwise entered into Contracts for the purpose of establishing and/or implementing, the Debt Financing, including the parties to the Financing Commitments and any related commitments to purchase the Debt Financing or any part thereof from such persons, and to any joinder agreements, credit agreements, purchase agreements or indentures (including the definitive agreements executed in connection with the Financing Commitments or any such related commitments) relating thereto, together with each Affiliate thereof and each officer, director, employee, partner, controlling person, advisor, attorney, agent and representative of each such person or Affiliate and their respective successors and assigns. For the avoidance of doubt, “Debt Financing Sources” shall not include the Purchasers or the Purchaser Parent.

Dispensing Business has the meaning given in the Preamble.

Disputed Items has the meaning given in Section 1 of Schedule 3.3.2.

Draft Completion Statement has the meaning given in Clause 3.3.1.

Dutch Notary means any Dutch civil law notary, his deputy or successor, of Linklaters LLP in Amsterdam, the Netherlands.

Dutch Transfer Deed means the notarial instrument (notariële akte) in which instrument TBP transfers (leveren) the Albéa Netherlands Securities to Netherlands Purchaser, Netherlands Purchaser accepts such transfer (levering) and Albéa Netherlands acknowledges (erkent) such transfer (levering), which deed is to be executed before the Dutch Notary.

Employee Claim has the meaning given in Clause 5.7(j).

Encumbrance means any security interest, mortgage, charge, pledge, lien, assignment or fiducie by way of security, real or personal right or other limitation of any kind restricting the right of disposal, ownership or assignment of an asset (including any right to acquire, call option, tag along, drag along, preference, first offer or pre-emption right), except if imposed by applicable Law.

Enterprise Value has the meaning given in Clause 3.1.

Estimated Net Debt has the meaning given in Clause 3.2.1(a).

Estimated Pegged Items Amount has the meaning given in Clause 3.2.1(a).

Estimated Securities Purchase Price has the meaning given in Clause 3.2.1(b).

Estimated Working Capital has the meaning given in Clause 3.2.1(a).

Exchange Rate means with respect to a particular currency for a particular day, the reference closing spot rate of exchange for that currency into USD on such date as published in the European Central Bank website or, where no such rate is published in respect of that currency for such date, at the reference exchange rate quoted the earlier preceding working day.

EXECUTION VERSION

Existing Encumbrances means the Encumbrances under the Existing Facilities existing at the Completion Date.

Existing Facilities means all third party financial indebtedness of the Group, including but not limited to:

(i)

Revolving credit and security agreement entered into between Albéa Americas, Inc., Albéa Mexicana, L.P., Albéa Cosmetics America, Inc., Albéa Beauty Solutions USA, LLC, Albéa Metal Americas, Inc., Albéa Thomaston Inc., Albéa Canada Inc., the PNC Bank, National Association, PNC Bank Canada Branch, General Electric Capital Corporation and the other lenders thereto dated 17 December 2010, as subsequently amended on 18 January 2011, 31 August 2011, 10 November 2011, 28 August 2012, 5 October 2012, 31 December 2012, 23 August 2013, 26 September 2013, 3 October 2014, 30 March 2015, 23 May 2016 and 17 April 2017;

(ii)

Facility B pursuant to the senior facilities agreement entered into between, among others, Twist Beauty International Holdings (as parent) and BNP Paribas S.A. (as agent) and Albéa Alkmaar (as a Facility B (EUR) Borrower) originally dated 12 April 2017, as amended and restated on 19 March 2018;

(iii)

European factoring facility entered into between Société Française de Galvanoplastie (SFG) S.A.S., Albéa Deutschland GmbH, Albéa Le Tréport S.A.S., Albéa Lacrost S.A.S., Albéa Simandre S.A.S.U., Albéa Tubes France S.A.S., Albéa Beauty Solutions Europe S.A.S., Albéa Tubes Italy S.p.A., Albéa Cosmetics Italy S.p.A., Albéa Alkmaar B.V., Albéa Poland sp. z.o.o., Albéa HPC sp. z.o.o., Albéa Warsaw sp. z.o.o., Albéa UK Limited and Credit Agricole Leasing & Factoring dated 23 June 2014;

(iv)

Export Credit Note (Cédula de Crédito à Exportação nº 10198829) entered into between Albéa Brazil and Banco Votorantim S/A on 16 March 2018 and the related Fiduciary Assignment Agreement (Instrumento Particular de Constituição de Alienação Fiduciária e Outras Avenças nº 277926);

(v)

Financing Agreement (Contrato de Financiamento entre a Financiadora de Estudos e Projetos—FINEP e Albéa do Brasil Embalagens Ltda.) entered into between Albéa Brazil and FINEP (Financiadora de Estudos e Projetos—FINEP) on 16 November 2017;

(vi)	Credit Note (Nota de Crédito à Exportação – 201800292) entered into between Albéa Brazil and Banco Bradesco S.A. on 18 December 2018.

Existing Indebtedness means all outstanding and unpaid amounts owed as at the Completion Date by certain Group Companies, pursuant to, or in connection with, the Existing Facilities (in principal, interest, penalties and any other sums and including, without limitation, all breakage costs due in connection with the voluntary or mandatory prepayment of the Existing Facilities).

EY Financial VDD Report means the financial vendor due diligence report issued by EY on 25 November 2019.

Eyelematic Agreement means the Contribution and Asset Purchase Agreement entered into among, inter alios, Eyelematic Manufacturing Company Inc., Echo Manufacturing Company, Seemar Real Estate LLC, Albéa Metal Americas Inc., Albéa Metal Real Estate Inc. and Albéa Métal Holding Corp. on 10 November 2011.

EXECUTION VERSION

Fairly Disclosed means fairly disclosed with sufficient detail to identify, and enable an experienced and diligent purchaser to make a reasonably informed assessment of, the nature and scope of the matter disclosed.

Final Completion Statement means the Draft Completion Statement as agreed among the Purchasers Representative and the Vendors Representative pursuant to Clause 3.3.2 or as determined by the Reporting Accountants pursuant to Schedule 3.3.2.

Financing Commitments has the meaning given in Clause 8.2.

French Antitrust Clearance means the Antitrust Clearance by the French Competition Authority.

French Group Companies means collectively Albéa Le Tréport and Albéa Lacrost.

French Newco means Dispensing Services, a société par actions simplifiée organized under the laws of France, whose registered office is at 1, avenue du Général de Gaulle – ZAC des Barbanniers – Bâtiment « Le Signac » – 92230 Gennevilliers, registered with the Trade and Companies Registry under number 882 811 250 RCS Nanterre, incorporated by Albéa Services with a view to proceed to certain Reorganization Steps.

French Tax Consolidation Agreement means the tax consolidation agreement entered into between TBP Holding, as head of the French Tax Group, and inter alia the French Group Companies.

French Tax Group means the French tax consolidated group set-up in accordance with Articles 223 A et seq of the French Code général des impôts (French tax code) to which the French Group Companies belong.

Group or Group Companies means the Companies and their Subsidiaries, and Group Company means any of the Group Companies.

Hercule has the meaning given in the description of the Parties to the Agreement.

Intellectual Property Right means trademarks, service marks, rights in trade names, business names, logos or get-up, patents, supplementary protection certificates, rights in inventions, registered and unregistered design rights, copyrights, database rights, rights in domain names and URLs, and all other similar rights in any part of the world (including in know-how) including, where such rights are obtained or enhanced by registration, any registration of such rights and applications and rights to apply for such registrations.

Intercompany Non-Trading Payables means, as at the Completion Date and in relation to each Group Company, all current and non-current financing payables and loans (including accrued interest, penalties and breakage costs thereon) due by it to the Vendors Group (other than Intercompany Trading Indebtedness).

Intercompany Non-Trading Receivables means, as at the Completion Date and in relation to each Group Company, any short and long term and receivables due to it by the Vendors Group.

Intercompany Trading Indebtedness means all debts (including accrued interest, if any) between any of the Group Companies, on the one hand, and the Vendors Group, on the other hand, in respect of intercompany trading activities in the ordinary course of trading.

EXECUTION VERSION

IP Assignment Agreement means the assignment agreement relating to the Business IP entered into between Albéa Le Tréport and Albéa Services on 21 April 2020.

IRPJ means Imposto de Renda sobre Pessoa Jurídica (i.e. federal corporate income Tax in Brazil).

Joint Defense and Indemnity Agreement has the meaning given in Clause 11(d).

Laws means all applicable legislation, statutes, transposed directives, regulations, decrees, ordinances, instruments, codes and other legislative measures or decisions having the force of law, treaties, conventions and other agreements between states, or between states and the European Union or other supranational authorities, applicable collective bargaining agreements and all judgments, decisions, orders, directives, recommendations, circulars, standards of any Authority, including any judicial or administrative interpretation thereof.

License Agreement means a patent and know how license agreement to be entered into on the Completion Date between Albéa Services SAS, Albéa UK Limited and Albéa Brazil that the Parties undertake to negotiate in good faith.

Long Stop Date means the date which is nine (9) months from the Put Option Date or such later date as may be set by the Vendors Representative or the Purchasers Representative in accordance with Clause 4.4.

Loss means any direct loss (préjudice direct certain et prévisible), provided however that Loss shall not include any indirect loss, in particular any loss of profit (manque à gagner), lost opportunities (perte de chance).

Management Presentations has the meaning given in the Preamble hereto.

Material Contracts means the contracts which are restrictively referred in Schedule 5.5.

Materials means labelling, stationery, business forms, supplies and advertising and promotional materials existing in the inventory of the Group Companies at the Completion Date.

Net Debt has the meaning given in Clause 1.1 of Schedule 1(A).

Normalized Pegged Items Amount has the meaning given in Clause 1.3(i) of Schedule 1(A).

Normalized Working Capital has the meaning given in Clause 1.2(b) of Schedule 1(A).

Notice of Non-Acceptance has the meaning given in Clause 3.3.2(a).

Offer Employee means each Business Employee listed in Part B of Schedule 5.7(a)(ii).

Offer Employee Payable Completion Amount means an amount equal to the cost of days of leave or any other entitlement to time off under applicable Law (including paid vacation, additional rest days (JRTT) and compensatory rest time) which have accrued as at Completion Date, in relation to the Offer Employees whose employment has been effectively transferred to French Newco (or the relevant Group Company or member of the Purchasers Group, as the case may be) in accordance with the provisions of Clause 5.7(e).

Other Reorganization Steps means the legal steps and operations described in Schedule 5.2(A).

Pegged Items Amount has the meaning given in Clause 1.3(a) of Schedule 1(A).

EXECUTION VERSION

Pegged Items Excess has the meaning given in Clause 1.3(j) of Schedule 1(A).

Pegged Items Shortfall has the meaning given in Clause 1.3(k) of Schedule 1(A).

PIS and Cofins Gross Tax Credit means the remaining PIS and Cofins Tax Credit benefiting to Albéa Brazil as of the Completion Date should the ICMS amount to be considered for the calculation of PIS and Cofins Taxes not take into account deductions of ICMS input tax credits; as of November 2019, the PIS and Cofins Gross Tax Credit amounts to c. €13.8m (BRL63.6m) covering financial years 2009 to 2019 (up to March 2019), including interest for late payments estimated as of November 2019.

PIS and Cofins Net Tax Credit means the remaining PIS and Cofins Tax Credit benefiting to Albéa Brazil as of the Completion Date should the ICMS amount to be considered for the calculation of PIS and Cofin Taxes be deemed the amount effectively paid by the taxpayers (i.e., the ICMS payable after the deduction of ICMS input tax credits); as of November 2019, the PIS and Cofins Net Tax Credit amounts to c. €6.5m (BRL30m) covering financial years 2009 to 2019 (up to March 2019), including interest for late payments estimated as of November 2019.

PIS and Cofins Tax means the (i) program of social integration (PIS) and (ii) the contribution for the financing of social security (Cofins) which are Taxes due on revenues of Albéa Brazil pursuant to the Brazilian Tax Code (Código Tributário Nacional) (CTN).

PIS and Cofins Tax Credit means the tax credit benefiting to Albéa Brazil in relation to the payment of the PIS and Cofins Tax.

Postponed Long Stop Date has the meaning given in Clause 4.4(d).

Pre-Completion Statement has the meaning given in Clause 3.2.1(b).

Predominantly means, in relation to any asset pertaining to the Business, an asset more than 50% of the use of which pertains to the Business and, in relation to the any asset pertaining to the Retained Business, an asset more than 50% of the use of which pertains to the Retained Business.

Procedure for Settlement of Disputes has the meaning given in Schedule 3.3.2.

Pro Forma Accounts means the pro forma profit and losses statement and balance sheet of the Group Companies as presented in the EY Financial VDD Report.

Pro Forma CIT Excess means the difference, if positive, between (i) the CIT paid on the PIS and Cofins Tax Gross Tax Credit in taxable income in 2019 (after the actual offset of available tax losses) and (ii) the CIT that would be due on the PIS and Cofins Net Tax Credit (after offsetting any available tax losses).

Pulvorex Litigation has the meaning given in Clause 11(a).

Purchase Price means the Securities Purchase Price and the Suzhou Purchase Price.

Purchase Price Adjustment means the difference, whether positive or negative, between the amount of the Securities Purchase Price, as set out in the Final Completion Statement, and the amount of the Estimated Securities Purchase Price, such Purchase Price Adjustment being payable after Completion in accordance with Clause 3.3.3.

Purchasers has the meaning given in the description of the Parties to the Agreement.

Purchasers Representative has the meaning given in Clause 15.

EXECUTION VERSION

Purchasers Group means the Purchasers and each of their Affiliates including, for the avoidance of doubt, the Group Companies from Completion.

Put Option has the meaning given in the Preamble hereto.

Put Option Date means the date of execution of the Put Option.

Q&A means the written answers provided by the Vendors in connection with the process conducted from 27 November 2019 to 22 January 2020 with respect to the queries of the Purchasers and its advisors in relation to, inter alia, the Vendors Due Diligence Reports, the Data Room, and the Business in general, which have been made available to the Purchasers in folders 16 and 17 of the Data Room.

Ramboll Report means the certain Desktop Review—2019 Update, Selected Sites, prepared for Albéa Group S.A.S., prepared by Ramboll Iberia, Spain, Report Date: 06 December 2019; Project Number: 32900318.

Refund has the meaning given in Clause 10.1(a).

Reporting Accountants means KPMG Paris (forensic services) or, if that firm is unable or unwilling to act in any matter referred to them under the Agreement, an independent firm of internationally recognised chartered accountants to be agreed upon by the Vendors Representative and the Purchasers Representative within five Business Days of a notice by one to the other requiring such agreement or, failing such agreement, to be nominated on the application of either of them by the President of the Commercial Court of Paris ruling under the form of summary proceedings without recourse (statuant en la forme des référés et sans recours possible).

Reorganization Steps means the Completed Reorganization Steps, the execution of the Successor Convention and the Other Reorganization Steps.

Reorganization Step-Plan means the step plan issued by EY on 24 January 2020 in relation to the Reorganization Steps, as updated on 15 April 2020, which is appended in Schedule 5.2(B).

Representations and Warranties Agreement means the representations and warranties agreement entered into on the date hereof by the Vendors, the Purchaser Parent and the Purchasers.

Representatives means, in relation to a Party, its Affiliates and their respective directors, officers, employees, agents, auditors, consultants and advisers.

Retained Business means the CRP Business, the Beauty Solutions Business and the Tubes Business.

Retained Business Asset has the meaning given in Clause 7.8(a).

Retained Employee Payable Completion Amount means an amount equal to the cost of days of leave or any other entitlement to time off under applicable Law (including paid vacation, additional rest days (JRTT) and compensatory rest time) which have accrued as at Completion Date, in relation to the Retained Employees whose employment has been effectively transferred following acceptance of the offer of employment made in accordance with the provisions of Clause 5.7(i).

Retained IP means a certain number of intellectual property rights pertaining to the Retained Business, as listed in the Retained IP Assignment Agreement.

EXECUTION VERSION

Retained IP Assignment Agreement means the assignment agreement relating to the Retained IP entered into between Albéa Services and Albéa Le Tréport, on 21 April 2020.

Rexam Agreement means the Equity Purchase Agreement entered into among, inter alios, Rexam Overseas Holdings Ltd., Rexam Inc., Rexam Mi Holding Company, Rexam France, Rexam European Holdings Ltd., Rexam Beauty Taiwan Holdings Ltd., Rexam Group Holdings Ltd., Rexam PLC, TBP Holding, Albéa Netherlands, Twist Beauty Packaging Holding Hong Kong Ltd., Albéa US, TPI Molplastic Ltda. and Rose HPC Bidco LLC. on 20 September 2012.

Securities means the Albéa Brazil Securities, the Albéa Spain Securities, the Albéa Netherlands Securities, the Albéa Le Tréport Securities, the Albéa Lacrost Securities, the Albéa Metal Securities, the Albéa Thomaston Securities and the French Newco Securities, the details of which are set out in Schedule A.

Securities Purchase Price has the meaning given in Clause 3.1(a).

Senior Employee means any employee or corporate officer of any Group Company whose base annual salary (on the basis of full-time employment) exceeds:

(i)	for the US Group Companies, $140,000;

(ii)	for the other Group Companies, €110,000 or local equivalent at the relevant time.

Spanish Notary Public has the meaning given in Clause 6.2(e)(i).

Spanish Transfer Deed has the meaning given in Clause 6.2(e)(i).

Subsidiaries means the companies whose details are set out in Schedule C.

Successor Convention means the successor convention (Convention de successeur) relating to the transfer by the members of the Vendors Group of the Automatic Transferring Business Employees to French Newco, to be entered into between the relevant members of the Vendors Group and French Newco in the form attached as Schedule 1(I).

Supply Agreements means the supply agreements to be entered into between the relevant members of the Vendors Group and the Group Companies, in the form attached as Schedule 1(J).

Surviving Provisions has the meaning given in Clause 4.4(d).

Suzhou Assets means all the properties (excluding real property), undertakings, rights (excluding receivables) and assets (including inventory) of Albéa Suzhou which relate exclusively or Predominantly to the Suzhou Business, including those listed in the Suzhou Business Transfer Agreement, but excluding the Suzhou Employees.

Suzhou Business means that part of the Business as carried on by Albéa Suzhou prior to Completion.

Suzhou Business Transfer Agreement means the local transfer agreement implementing the transfer of the Suzhou Assets, the Suzhou Contracts and the Suzhou Liabilities, to be entered into between certain Vendors and certain Purchasers, in the form attached as Schedule 1(G).

Suzhou Contracts means all contracts, engagements or other arrangements entered into by Albéa Suzhou (i) with customers and suppliers in respect of the Suzhou Business or (ii) in respect of the Suzhou Assets.

EXECUTION VERSION

Suzhou Employees means any employee of Albéa Suzhou who is wholly or mainly engaged in the Suzhou Business.

Suzhou Excluded Liabilities means, collectively, all the obligations and liabilities (fixed, contingent or otherwise) of Albéa Suzhou other than the Suzhou Liabilities.

Suzhou Liabilities means, collectively, all the obligations and liabilities of Albéa Suzhou to the extent arising after Completion, in relation to the period after Completion only and to the extent relating to the Suzhou Assets and the Suzhou Contracts.

Suzhou Purchase Price has the meaning given in Clause 3.1(b).

Tax(es) means (i) all tax liabilities, whether direct or indirect, including without limitation all direct or indirect taxes, withholdings, duties, levies, deductions, property taxes, business taxes, stamp duties, value added taxes, customs and excise taxes and social contributions, whenever and wherever imposed (including the ones imposed by way of a withholding or deduction), and any related fines, charges, interest or penalties, (ii) any liability for the payment of any amounts of the type described in subsection (i) as a result of being a member of a consolidated group for Tax purposes or similar arrangement for any taxable period, or, a party to any Tax sharing agreement, and, (iii) any liability for the payment of any amounts of the type described in subsection (i) or (ii) as a result of being a transferee or a successor to any person or as a result of any obligation to indemnify any other person.

Tax Authority means any Authority (whether within or outside France) competent to impose a liability for or to assess or collect Tax.

Tax Group Exit Agreement means the tax group exit agreement to be entered into between certain Group Companies and TBP Holding substantially in the form attached as Schedule 1(F) as such agreement may be amended from time to time.

TBP has the meaning given in the description of the Parties to the Agreement.

TBP Asia has the meaning given in the description of the Parties to the Agreement.

TBP Holding has the meaning given in the description of the Parties to the Agreement.

TBP Hong Kong has the meaning given in the description of the Parties to the Agreement.

TBP Letter means the letter to be executed by TBP and Purchaser Parent on the Completion Date in the form attached as Schedule 1(K).

Technical Assistance Agreement means a technical assistance agreement to be entered into on the Completion Date between Albéa Tubes France SAS and Albéa Brazil that the Parties undertake to negotiate in good faith.

Territory means all the jurisdictions in which the Group Companies are conducting the Dispensing Business, including the jurisdictions in which the Group Companies have physical locations or have sold, or have offered to sell, products in the Dispensing Business, within the last twelve (12) months preceding the Put Option Date.

Third Party means any person that is not a Party nor an Affiliate to a Party and excluding any Group Company, or any member of the Vendors Group or any member of the Purchasers Group.

Third Party Consents has the meaning given in Clause 6.5.

EXECUTION VERSION

Transaction means the sale and purchase of the Securities and of the Suzhou Assets by the Vendors to the Purchasers in accordance with the terms of the Agreement.

Transition Services Agreement means the transition services agreement to be entered into between TBP and Purchaser Parent substantially in the form attached as Schedule 1(H).

Triggering Event has the meaning given in Clause 3.5.

Tubes Business means the business of researching, designing, developing, manufacturing, distributing and selling laminated and plastic tubes for cosmetic and personal care markets.

Vendors has the meaning given in the description of the Parties to the Agreement.

Vendors Due Diligence Reports means the EY Financial VDD Report, the Ramboll Report and the tax fact books relating to the Group issued respectively on 27 November 2019 (Tax Fact Book, Volume 1, France), 4 December 2019 (Tax Fact Book, Volume 2, Brazil), 5 December 2019 (Tax Fact Book, Volume 3, Spain), 6 December 2019 (Tax Fact Book, Volume 4, USA) and 7 December 2019 (Tax Fact Book, Volume 5, Netherlands) by EY – Société d’Avocats.

Vendors Group means the Vendors and any of their respective Affiliates, from time to time (but excluding, for the avoidance of doubt, the Group Companies).

Vendors Guarantees means the undertaking of any nature (including bank guarantees, comfort letters) given by any member of the Vendors Group to cover the liabilities of any of the Group Companies or the Suzhou Assets; a list of the Vendors’ Guarantees as of the date hereof is attached as Schedule 5.6.

Vendors Pivot Account means the single bank account where the Securities Purchase Price shall be paid by the Purchasers for all Vendors, the details of which will be provided in the Pre-Completion Statement in accordance with Clause 3.2.1(b).

Vendors Representative has the meaning given in Clause 14.

Working Capital has the meaning given in Clause 1.2(a) of Schedule 1(A).

Working Capital Excess has the meaning given in Clause 1.2(c) of Schedule 1(A).

Working Capital Shortfall has the meaning given in Clause 1.2(d) of Schedule 1(A).

1.2	INTERPRETATION

(a)	In the Agreement, unless the context otherwise requires:

(i)	“control” has the meaning given to it in paragraphs I and II of article L.233-3 of the French Commercial Code;

(ii)

except if otherwise specified, references to clauses and schedules are references to Clauses of and Schedules to the Agreement, references to paragraphs are references to paragraphs of the Clause or the Schedule in which the reference appears and references to the Agreement include the Schedules;

(iii)	references to the singular shall include the plural and vice versa and references to one gender include any other gender;

EXECUTION VERSION

(iv)	references to a “Party” means a party to the Agreement and includes its successors in title, personal representatives and permitted assignees;

(v)

references to a “person” includes any individual, partnership, company, association, trust, union or organisation, public or private, in each case whether or not having separate legal personality, and including any Authority;

(vi)	references to a “company” includes any company, corporation or other body corporate irrespective of its legal form, wherever and however incorporated or established;

(vii)	references to “EUR”, “euros”, or “€” are references to the lawful currency from time to time of France;

(viii)	references to “USD” are references to the lawful currency from time to time of the United States of America;

(ix)	references to “BRL” are references to the lawful currency from time to time of Brazil;

(x)	references to times of the day are to Paris time unless otherwise stated;

(xi)	references to “agreed form”, in relation to a document, are references to the form of that document initialed by or on behalf of each of the Parties for identification; and

(xii)

general words shall not be given a restrictive meaning because they are followed by words which are particular examples of the acts, matters or things covered by the general words and the words “includes” and “including” shall be construed without limitation.

(b)	The headings and sub-headings in the Agreement are inserted for convenience only and shall have no legal effect.

(c)	Each of the schedules to the Agreement shall form part of the Agreement.
(d)	References to the Agreement include the Agreement as amended or varied in accordance with its terms.

(e)

The provisions of Articles 640 to 642 of the French Code of Civil Procedure shall be applied to calculate any period of time under the Agreement, provided that the references in article 642 to “un jour férié ou chômé” and “premier jour ouvrable” shall be interpreted by reference to the definition of “Business Day” provided herein.

(f)	If a French term has been added in parenthesis after an English term, the French term shall prevail for the interpretation of the relevant English term.

(g)	The phrases “best efforts”, “reasonable efforts”, “best endeavours”, “commercially reasonable efforts” or “reasonable endeavours” shall be interpreted as an obligation de moyens under French Law.

(h)

Unless the context requires otherwise, any reference to a statutory provision shall include such provision as it may from time to time be modified or re-enacted or consolidated so far as such modification or re-enactment or consolidation applies or is capable of applying to any transactions entered into under this Agreement.

EXECUTION VERSION

(i)	Any reference in this Agreement to a “notice” shall be deemed to be a reference to a “written notice” (and the words “notify”, “notified”, “notification” shall be interpreted accordingly).

(j)

Wherever in this Agreement provision is made for payment by one Party to another, such payment shall be effected by crediting by wire transfer and in immediately available funds the account specified hereunder on or before the due date of payment.

(k)

Without prejudice to the terms of Clause 13, all warranties, representations, indemnities, covenants, agreements and obligations given or entered into by more than one Vendor under the Agreement are given or entered into severally (conjointement mais non solidairement) and not jointly and severally (solidairement) and accordingly the liability of each Vendor in respect of any breach of any such obligation, undertaking or liability shall extend only to any Loss arising from its own breach.

2.	SALE OF SECURITIES AND SUZHOU ASSETS

(a)	Upon the terms and subject to the conditions of this Agreement:

(i)

on the Completion Date, the Vendors shall sell to the Purchasers and the Purchasers shall purchase from the Vendors, the Securities other than the Albéa Netherlands Securities, in accordance with the allocation set forth in Schedule A, at Completion, free from all Encumbrances, together with all rights attaching to such Securities as at Completion (including the right to receive all dividends or distributions declared, made or paid on or after Completion);

(ii)

TBP hereby sells to Netherlands Purchaser and Netherlands Purchaser hereby purchases from TBP, the Albéa Netherlands Securities, free from all Encumbrances, together with all rights attaching to the Albéa Netherlands Securities as at Completion (including the right to receive all dividends or distributions declared, made or paid on or after Completion);

(iii)

on or after the Completion Date, Albéa Suzhou shall sell to China Purchaser, and China Purchaser shall purchase from Albéa Suzhou, the Suzhou Assets, in accordance with the allocation set forth in the Suzhou Business Transfer Agreement, at Completion, free from all Encumbrances and Albéa Suzhou shall assign to China Purchaser, and China Purchaser shall only assume the Suzhou Liabilities, in accordance with the terms and conditions of the Suzhou Business Transfer Agreement to be executed on or after the Completion Date; it being specified that the Parties shall make their best efforts and cooperate in good faith in order to transfer the Suzhou Assets and the Securities simultaneously;

(iv)

If, for any reasons, on the Completion Date, the transfer of the Suzhou Assets cannot be completed, the Parties shall make their best efforts and cooperate in good faith in order to complete such transfer as soon as practically and reasonably possible after the Completion Date, provided that (y) the provisions of Clause 5.1 shall remain applicable in respect of Albéa Suzhou (with respect to the Suzhou Business only) until such transfer has been completed and (z) all references in this Agreement to “Completion” or “Completion Date” in connection with the transfer of the Suzhou Business shall be understood as a reference to the completion and the date of completion of the transfer of the Suzhou Business.

EXECUTION VERSION

(b)	Neither the Vendors nor the Purchasers shall be obliged to complete the sale and purchase of any of the Securities unless the sale and purchase of all Securities is completed simultaneously.

(c)	The transfer of ownership of the Securities (and of the Suzhou Assets, as the case may be) shall occur on the Completion Date subject to Completion taking place in accordance with Clause 6.

3.	PURCHASE PRICE

3.1	PURCHASE PRICE OF THE SECURITIES AND THE SUZHOU BUSINESS

(a)	The aggregate consideration for the acquisition of all the Securities (the Securities Purchase Price) shall be equal to:

(i)	$890,000,000 (eight hundred and ninety million USD) (the Enterprise Value), minus

(ii)	the amount of the Net Debt, minus

(iii)	the amount of the Working Capital Shortfall, as the case may be, plus

(iv)	the amount of the Working Capital Excess, as the case may be, minus

(v)	the amount of the Pegged Items Excess, as the case may be, plus

(vi)	the amount of the Pegged Items Shortfall, as the case may be.

(b)	The Entreprise Value and the Securities Purchase Price shall be allocated among the Securities and the Vendors as set forth in Schedule 3.1.

(c)	The aggregate consideration for the acquisition the Suzhou Business shall be equal to $10,000,000 (ten million USD) (the Suzhou Purchase Price).

3.2	ESTIMATED SECURITIES PURCHASE PRICE PAID AT COMPLETION

3.2.1	Determination of the Estimated Securities Purchase Price

(a)

For the purpose of determining the payment to be made to the Vendors on the Completion Date in consideration for the Securities, the amount of the Net Debt and Working Capital and the Pegged Items Amount shall be estimated in good faith by the Vendors Representative prior to the Completion Date applying the Accounting Principles (respectively the Estimated Net Debt, the Estimated Working Capital and the Estimated Pegged Items Amount).

(b)

At least ten Business Days prior to the Completion Date, the Vendors Representative, acting reasonably and in good faith, shall provide to the Purchasers Representative a written statement (the Pre-Completion Statement) setting out:

(i)	the Estimated Net Debt, the Estimated Working Capital and the Estimated Pegged Items Amount, together with all reasonable evidence in support of such estimates;

EXECUTION VERSION

(ii)

the amount of the estimated Securities Purchase Price, being the Enterprise Value less the Estimated Net Debt, less the Estimated Working Capital Shortfall or plus the Estimated Working Capital Excess, as applicable, less the Estimated Pegged Items Excess or plus the Estimated Pegged Items Shortfall, as applicable (the Estimated Securities Purchase Price);

(iii)	the allocation of the Estimated Securities Purchase Price among the Securities and among the Vendors based on the allocation set forth in Schedule 3.1;

(iv)	the amount of the Existing Indebtedness;

(v)	the amount of the Intercompany Non-Trading Payables and the amount of the Intercompany Non-Trading Receivables;

(vi)	the amount of the PIS and Cofin Gross Tax Credit and the PIS and Cofin Net Tax Credit;

(vii)	all appropriate information regarding bank accounts (including the Vendors Pivot Account) to which the Purchasers shall make the Completion Payments.

(c)	The Pre-Completion Statement shall specify the relevant debtor and creditor for each Intercompany Non-Trading Payable and Intercompany Non-Trading Receivable.

(d)

Upon receipt of the Pre-Completion Statement, the Purchasers Representative shall have the right to notify the Vendors Representative of any observation it may have in this respect no later than five Business Days prior to the Completion Date, in which case the Vendors Representative and the Purchasers Representative shall negotiate in good faith any revision to all or part of the Pre-Completion Statement that may be appropriate. If the Vendors Representative and the Purchasers Representative agree on any such revision, any such revised Pre-Completion Statement shall be deemed to be the Pre-Completion Statement for the purposes of this Agreement, and in particular the revised Estimated Securities Purchase Price set forth in the revised Pre-Completion Statement shall be deemed to be the Estimated Securities Purchase Price for the purposes of this Agreement. If the Vendors Representative and the Purchasers Representative fail to agree on any revision proposed by the Purchasers Representative before the date that falls two Business Days prior to the Completion Date, the Pre-Completion Statement initially delivered by the Vendors Representative shall not be revised in this respect for the purposes of the Completion. The Vendors Representative shall use its reasonable endeavors to, and shall procure that the Group Companies shall use their reasonable endeavors to, cooperate with the Purchasers Representative and provide the Purchasers Representative and its advisers with such information as may be reasonably requested by the Purchasers to analyse and comment on the Pre-Completion Statement.

3.2.2	Completion Payments

At Completion, the Purchasers shall:

(i)	pay the Estimated Securities Purchase Price to the Vendors as set out in the Pre-Completion Statement on the Vendors Pivot Account;

(ii)

pay the Suzhou Purchase Price to Albéa Suzhou by wire transfer to the relevant the bank account specified in the Pre-Completion Statement, with value date on the Completion Date if the transfer of the Suzhou Business occurs on the Completion Date in accordance with the provisions of Clause 2(a)(iii);

EXECUTION VERSION

(iii)

make available to the relevant Group Companies the funds necessary for, and cause the Group Companies to complete, the repayment or redemption in full of the Existing Indebtedness and the Intercompany Non-Trading Payables by wire transfer(s) to the relevant the bank account(s) specified in the Pre-Completion Statement, with value date on the Completion Date, provided that all Taxes and costs to be paid in relation to the repayment or redemption would be borne by the Vendors (either directly or through inclusion in the Net Debt);

(together the Completion Payments).

3.3	PURCHASE PRICE ADJUSTMENT PAID POST COMPLETION

The Securities Purchase Price shall be calculated after Completion in accordance with the provisions below.

3.3.1	Draft Completion Statement

Within 90 Business Days after the Completion Date, the Purchasers Representative shall draw up the Completion Accounts and provide to the Vendors Representative a written statement (the Draft Completion Statement) setting out:

(i)

the proposed amount of the Net Debt, the Working Capital, Pegged Items Amount, and the Working Capital Shortfall or the Working Capital Excess, as applicable, and the Pegged Items Shortfall or Pegged Items Excess, as applicable, together with such evidence as the Purchasers Representative may have to support such calculations; and

(ii)	the proposed amount of the Securities Purchase Price calculated in accordance with Clause 3.1 and the corresponding amount of the Purchase Price Adjustment.

3.3.2	Review of the Completion Statement by the Vendors Representative

(a)

The Vendors Representative shall notify the Purchasers Representative within 60 Business Days of receipt of the Draft Completion Statement whether or not it agrees on the Draft Completion Statement. In the event of a disagreement of the Vendors Representative on the Draft Completion Statement notified within this period (the Notice of Non-Acceptance), then the Procedure for Settlement of Disputes described in Schedule 3.3.2 shall apply.

(b)

If the Vendors Representative is satisfied with the Draft Completion Statement or fails to send a Notice of Non-Acceptance within the period referred to in paragraph (a), then such Draft Completion Statement shall constitute the Final Completion Statement for the purposes of this Agreement and the Securities Purchase Price and the Purchase Price Adjustment set out in the Final Completion Statement shall be final and binding upon the Parties.

3.3.3	Post-Completion Payment of the Purchase Price Adjustment

(a)

For the purpose of this Clause 3.3.3, the amounts of the Net Debt, the Working Capital, Pegged Items Amount, the Working Capital Shortfall or the Working Capital Excess, as applicable, and the Pegged Items Shortfall or Pegged Items Excess, as applicable, shall be as set forth in the Final Completion Statement.

(b)	The Purchase Price Adjustment shall be as follows:

EXECUTION VERSION

(i)	if the Securities Purchase Price exceeds the Estimated Securities Purchase Price, the Purchase Price Adjustment shall be paid by the Purchasers to the Vendors; or

(ii)	if the Securities Purchase Price is less than the Estimated Securities Purchase Price, the Purchase Price Adjustment shall be paid by the Vendors to the Purchasers.

(c)	The payments referred to in paragraph (b) shall be made within five Business Days after the date on which the determination of the Final Completion Statement is completed.

(d)	The Purchase Price Adjustment shall be paid as follows:

(i)

if to the Vendors, the allocation among them of the Purchase Price Adjustment shall be made as notified by the Vendors Representative to the Purchasers Representative and the Purchase Price Adjustment shall be paid to the Vendors Pivot Account (it being specified that in paying the corresponding amount(s) to the Vendors Pivot Account pursuant to the instructions given by the Vendors Representative, the Purchasers shall have satisfied their obligations relating to the payment of the Purchase Price Adjustment and shall have no further liability to the Vendors in that respect);

(ii)

if to the Purchasers, the allocation among them of the Purchase Price Adjustment shall be made as notified by the Purchasers Representative to the Vendors Representative and the Purchase Price Adjustment shall be paid to a single bank account for all Purchasers, the details of which shall have been notified by the Purchasers Representative to the Vendors Representative (it being specified that in paying the corresponding amount(s) to such single bank account pursuant to the instructions given by the Purchasers Representative, the Vendors shall have satisfied their obligations relating to the payment of the Purchase Price Adjustment and shall have no further liability to the Purchasers in that respect).

(e)

The Purchasers shall have the right to set off any amount due by the Purchasers to the Vendors pursuant to this Clause 3.3 with any amount agreed between the Vendors Representative and the Purchasers Representative which would be due by the Vendors to the Purchasers pursuant to this Agreement (including in connection with any Claim or claim pursuant to Clause 11 or any Ancillary Documents).

(f)

The Vendors shall have the right to set off any amount due by the Vendors to the Purchasers pursuant to this Clause 3.3 with any amount agreed between the Vendors Representative and the Purchasers Representative which would be due by the Purchasers to the Vendors pursuant to this Agreement or any Ancillary Documents.

3.4	DEDUCTION FROM PURCHASE PRICE

Notwithstanding anything in this Agreement to the contrary, in relation to the transfer of the Albéa Brazil Securities only, the Purchasers shall be entitled to withhold and deduct, or cause to be withheld and deducted, from the portion of the Purchase Price allocated to such Securities such amounts as reasonably agreed by the Vendors Representative which are required to be deducted and withheld with respect to the making of such payment under applicable Laws for Tax purposes. If the Purchasers are required to make a withholding or a deduction, those Purchasers shall make that withholding or deduction and any payment required in connection with that withholding or deduction within the time allowed and in the amount as reasonably agreed by the Vendors Representative, with satisfying evidences that the appropriate payment of such amount so withheld or deducted has been made to the relevant Tax Authority within thirty days of the making

EXECUTION VERSION

of such withholding or deduction. To the extent that amounts are so deducted or withheld, such amounts shall be treated for all purposes of this Agreement as having been paid to the Party in respect of which such deduction and withholding was made. The Vendors undertake to promptly provide to the Purchasers Representative all information reasonably requested by the Purchasers for the purpose of implementing the provisions of this Clause 3.4.

3.5	BRAZILIAN TAX CREDIT

(a)

If, following the Completion Date, the Brazilian Supreme Court rules in a final and non-appealable decision that the ICMS amount to be considered for the calculation of PIS and Cofins Taxes should not take into account (or should take into account only part of) deductions of ICMS input tax credits (the Triggering Event) and that, as a consequence, the PIS and Cofins Tax Credit shall be equal to the PIS and Cofins Gross Tax Credit (or to the remaining PIS and Cofins Tax Credit taking into account only part of deductions of ICMS input tax credits, depending on such decision of the Supreme Court), the Purchasers irrevocably commit to pay to the Vendors Representative, subject to the terms and conditions hereof, as an additional consideration for the Albéa Brazil Securities, the Brazilian Earn-Out Amount, provided and to the extent that the Brazilian Earn-Out Amount has not already been taken into account in the Purchase Price Adjustment.

(b)	In case the Triggering Event occurs, Vendors commit to pay to the Purchasers, as a decrease of the consideration for the Albéa Brazil Securities the amount, if any, of the Actual CIT Excess.

(c)

If, following the Completion Date, the Brazilian Supreme Court rules with a decision considered as final and non-appealable and the PIS and Cofins Tax Credit included in Cash as finally determined on the Completion Date is more than the PIS and Cofins Tax Credit available as of the Completion Date as determined under such Court’s ruling, then the Vendors irrevocably commit to pay to the Purchasers, as an adjustment to the consideration for the Albéa Brazil Securities, (i) such excess, increased by (ii) the PIS and Cofins Tax Credit used or applied by the Vendors prior to the Completion Date in excess of the amount of the PIS and Cofins Tax Credit available to be so applied as determined under the Brazilian Supreme Court’s ruling, within the time and under procedures as are set forth in Clause 3.5(f). If the Brazilian Supreme Court rules after the Completion Date but before the Securities Purchase Price is finally determined pursuant to Clause 3.3, this Clause 3.5(c) shall be applied in connection with the determination of the Purchase Price Adjustments under Clause 3.3.

(d)

In addition, if following the Completion Date the Brazil Supreme Court issues a final and non-appealable decision with respect to PIS and Cofins Tax Credits and, as a result, the amount of legal fees unpaid as of Completion and actually payable to the Brazilian Law Firms by Albéa Brazil in connection with the PIS and Cofins Tax Credit matter differs from the amount reflected as a payable in Working Capital (line item: Other operating Liabilities set out in Clause 4 of Schedule 1(A)) as included in the Final Completion Statement, then, within five Business Days after Albéa Brazil receives a final invoice from the Brazilian Law Firms on this matter following the publication date of such Brazil Supreme Court decision, the Purchasers irrevocably commit to pay to the Vendors Representative, as additional consideration for the Albéa Brazil Securities, the amount by which the accrued payable included in Working Capital in the Final Completion Statement exceeds the actual amount payable to Brazilian Law Firms conversely the Vendors irrevocably commit to pay to the Purchaser of the Albéa Brazil Securities, as a reduction of the consideration for the Albéa Brazil Securities, the amount by which the actual amount payable to the Brazilian Law Firms exceeds the accrued payable included in Working Capital in the Final Completion Statement, in each case, only to the extent

EXECUTION VERSION

any such difference has not already been taken into account in connection with the Purchase Price Adjustment under Clause 3.3.

(e)

The Purchasers hereby irrevocably commit to keep the Vendors regularly informed in a timely manner of the status of the proceedings with the Brazilian Supreme Court and of any material issues arising therefrom, and to notify the Vendors Representative of the occurrence of the Triggering Event within five Business Days following the publication date of the Brazilian Supreme Court’s final and non-appealable decision (the Date of the Triggering Event).

(f)

All payments referred to under this Clause 3.5 (except in paragraph (d) above) shall be made within ten Business Days of the Date of the Triggering Event. For the avoidance of doubt, no amount shall be paid by the Purchasers to the Vendors Representative if the Brazilian Supreme Court rules that such PIS and Cofins Tax Credit shall be equal to the PIS and Cofins Net Tax Credit.

4.	CONDITIONS TO COMPLETION

4.1	CONDITIONS

Completion is subject to the following conditions (the Conditions) being satisfied by the Long Stop Date:

(i)	all Antitrust Clearances shall have been obtained and shall be in full force and effect; and

(ii)	the Successor Convention having been executed.

4.2	OBLIGATIONS AND COOPERATION REGARDING ANTITRUST CLEARANCES

(a)

Subject to the other provisions of Clause 4, the Purchasers shall use their best endeavours at their own cost, to procure that the French Antitrust Clearance is obtained as soon as practicable and in any event no later than on the Long Stop Date and shall, and shall procure that their Representatives shall, co-operate fully in all actions necessary to procure the satisfaction of such Condition including:

(i)

taking all appropriate steps in order to obtain all consents, approvals, clearances, waivers or actions of the French Competition Authority in order to satisfy the Condition set out in Clause 4.1 as soon as practicable after the date of the Agreement and in accordance with any relevant time limit;

(ii)

promptly notifying the Vendors Representative of any material communication (whether written or oral) from the French Competition Authority, keeping the Vendors Representative regularly and reasonably informed of the progress of any notification or filing and providing such assistance as may reasonably be required in relation thereto;

(iii)	responding to any request for information from the French Competition Authority promptly and in any event in accordance with any relevant time limit;

(iv)

consulting with and giving the Vendors Representative a reasonable opportunity to provide views as to the mode, content and timing of all material communications (whether made orally or in writing) with the French

EXECUTION VERSION

Competition Authority, giving the Vendors and their Representatives a reasonable opportunity to comment on drafts of such communications and to participate in material telephone calls and meetings with the French Competition Authority;

(v)

providing the Vendors Representative with copies of all such material communications, without delay, to the extent only that to do so is reasonably practicable and would not entail the disclosure of commercially sensitive information, it being specified that in case of commercially sensitive information, such information shall only be provided to the Vendors’ legal advisors;

(vi)

refraining from making or undertaking to make any investment or acquisition in a business competing with the Business in the beauty and cosmetics packaging markets that may reasonably be deemed to prevent or materially delay in any way the obtaining of the French Antitrust Clearance; and

(vii)

within any relevant time limit, proposing, accepting and/or entering into any and all remedy commitments, undertakings, restructuring or disposals, including those relating to the Purchasers or any of their Affiliates, which the French Competition Authority considers as a necessary pre-condition to the satisfaction of the Condition set out in Clause 4.1.

(b)

Each Vendor shall use its best endeavours to assist the Purchasers to obtain the French Antitrust Clearance by the Long Stop Date and shall procure (so far as lies within its respective powers) that the Group Companies shall cooperate with, and promptly provide the Purchasers with all the information and documents reasonably requested by the Purchasers for the purpose of obtaining the French Antitrust Clearance.

(c)

Upon any Party becoming aware that the French Antitrust Clearance has been satisfied, it shall promptly notify the other Parties of the satisfaction of such Condition, such notification to include a copy of the relevant authorization or of any other document evidencing the satisfaction of the Condition.

(d)

All filing fees in connection with the Antitrust Clearances shall be borne by the Purchasers. For the avoidance of doubt, and notwithstanding anything in this Agreement to contrary, each Party shall bear its own costs (including, without limitation, its attorneys and other advisors fees) in connection with the Antitrust Clearances.

4.3	OBLIGATIONS AND COOPERATION REGARDING EXECUTION OF THE SUCCESSOR CONVENTION

(a)

The Vendor shall, and shall cause the members of the Vendor’s Group to, do at its and their own cost (subject to the provisions of Clause 5.2) all things necessary or suitable to execute the Successor Convention without undue delay on or before the Completion Date.

(b)

Subject to and to the fullest extent permitted by applicable Law, the Vendor shall (i) keep the Purchasers regularly informed of the progress in the implementation of the Successor Convention, (ii) reasonably permit the Purchaser to comment on all material steps contemplated to be taken by the Vendor to implement the Successor Convention and all related documentation, (iii) consider in good faith any comments made by the Purchaser with respect to such steps and all related documentation and (iv) promptly inform the Purchaser of any fact or event, of which it may become aware, that could prevent or delay the execution of the Successor Convention.

EXECUTION VERSION

(c)

The Vendors shall notify the Purchasers Representative of the execution of the Successor Convention within three Business Days following the day on which any such step has been completed and provide documentary evidence of such completion as reasonably requested by the Purchasers Representative.

4.4	TERMINATION OR WAIVER

(a)

If at any time the Purchasers Representative or the Vendors Representative, as applicable becomes aware of any event, circumstance or condition that would be reasonably likely to prevent any Condition from being satisfied, it shall forthwith inform the Vendors Representative or the Purchasers Representative, as applicable.

(b)

The Condition set out in Clause 4.1(i) is stipulated for the benefit of both the Vendors and the Purchasers. The Purchasers Representative, acting on behalf of the Purchasers, and the Vendors Representative, acting on behalf of the Vendors, may, to such extent as they are legally entitled to do so, waive the Condition set out in Clause 4.1(i) in whole or in part, by mutual written consent.

(c)

The Condition set out in Clause 4.1(ii) is stipulated for the benefit of the Purchasers only. The non-satisfaction of such Condition may be invoked by the Purchasers Representative alone and such Condition may be waived by the Purchaser alone by written notice to the Vendors Representative.

(d)

If any of the Conditions is not satisfied (or waived) at the latest at 11:59 pm on the Long Stop Date, then either the Vendors Representative, acting on behalf of the Vendors, or the Purchasers Representative, acting on behalf of the Purchasers, shall have the right, in its sole discretion to terminate the Agreement by written notice to the Purchasers Representative or the Vendors Representative (as applicable), provided, however, that:

(i)

if on the Long Stop Date the Condition set forth in Clause 4.1(i) has not been satisfied but all other Conditions are satisfied or, to the extent permitted hereunder, waived, then the Vendors Representative shall have the right to unilaterally postpone the Long Stop Date until no later than the date which is three months from the Long Stop Date by written notice to the Purchasers Representative; and

(ii)

if on the Long Stop Date any of the Conditions set forth in Clause 4.1(i) or 4.1(ii) have not been satisfied but all other Conditions are satisfied or, to the extent permitted hereunder, waived, then the Purchasers Representative shall have the right unilaterally postpone the Long Stop Date until no later than the date which is three months from the Long Stop by written notice to the Vendors Representative;

provided that the right to terminate this Agreement pursuant to this Clause 4.4 shall not be available to any Party whose breach of any provision of this Agreement results in the failure of the Condition set forth in Clause 4.1(i) (in the case of the Purchasers) or of the Conditions set forth in Clauses 4.1(i) or 4.1(ii) (in the case of the Vendors) to be satisfied by such postponed Long Stop Date (the Postponed Long Stop Date).

(e)

In the event where the Conditions are not satisfied (or waived to the extent permitted by Law) by the Postponed Long Stop Date, the Agreement shall automatically terminate on the Postponed Long Stop Date.

EXECUTION VERSION

(f)

In the event of termination of the Agreement in accordance with this Clause, neither Party shall have any claim against any other Party, save for any claim arising from a breach of any of the undertakings under Clause 4.1.

(g)	The termination of the Agreement shall have no effect on the provisions of Clauses 1, 4.4, and 16 to 28 which shall survive such termination (the Surviving Provisions).

4.5	BREAK FEE

(a)

If the Condition set forth in Clause 4.1(i) is not satisfied by the Long Stop Date or the Postponed Long Stop Date, as the case may be, other than to the extent resulting from a breach of this Agreement by any Vendor (in particular with the undertakings of the Vendors set forth in Clause 4.2), the Purchasers Representative shall pay to the Vendors a break fee equal to an amount of 25 million USD (the Break Fee).

(b)	The Break Fee shall be payable by the Purchasers Representative no later than five Business Days following written demand for payment from the Vendors Representative.

(c)

The provisions set out in this Clause 4.5 shall not in any way be construed to limit the availability or amount of any remedy (including any award of damages) otherwise available at Law to any Party in respect of any breach of the Agreement by another Party.

(d)

The Parties acknowledge and agree that the obligation to pay the Break Fee may arise even in the absence of breach by the Purchasers of their obligations under the Agreement, that the provisions set out in this Clause 4.5 are no more extensive than is reasonably necessary to protect the legitimate interests of the Vendors and the Group and that the amount of the Break Fee corresponds to a reasonable assessment of the damages that would be suffered by the Vendors in the event the Completion has not occurred.

(e)

The Purchasers acknowledge that the Break Fee is provided as a counterpart to the undertakings of the Vendors under the Agreement, and in particular the illiquidity of the Business entailed by the provisions of the Agreement, and must therefore be regarded as a deposit (indemnité d’immobilisation) and not as a penalty (clause pénale), a forfeit or a payment as a guarantee, the Purchasers hereby waiving any claim in connection with the payment of the Break Fee or its amount.

5.	PRE-COMPLETION OBLIGATIONS

5.1	CONDUCT OF BUSINESS UP TO COMPLETION

(a)

From the date of the Agreement until Completion, the Vendors shall cause, so far as it lies within their respective powers as shareholder, director or officer of any Group Company, as applicable, each of the Group Companies and Albéa Suzhou (with respect to the Suzhou Business only) to carry on its business as a going concern, with due care and in the ordinary course and consistent with past practice (including non-recourse factoring) and, more specifically, not no take any of the following actions (except if such actions are listed in Schedules 5.2(A) and 5.2(B)):

(i)

issue any shares or securities giving right to its share capital or issue or otherwise grant any option or other right to purchase or subscribe to shares or securities giving right to its share capital;

EXECUTION VERSION

(ii)	repay, redeem or repurchase any of its shares or securities giving right to its share capital;

(iii)	pledge its business (nantissement sur fonds de commerce) or create any Encumbrance over (a) its shares or securities or (b) any assets of a value greater than €1,000,000 in the aggregate;

(iv)

approve or implement any winding-up, merger, split-up, contribution, transfer or sale of any Group Company’s business as a whole or of any of its divisions (branche d’activité) or any shares or other interest in another Group Company;

(v)	make any alteration to its constitutional documents (except for non-substantial or technical amendments);

(vi)

purchase or otherwise acquire, including by way of merger, spin-off or contribution in kind, any business or division of any business (branche d’activité) or any shares or other interests in any entity;

(vii)

sell, transfer, licence or otherwise dispose of any asset or material business (fonds de commerce) whose net book value or price is greater than €1,000,000 in the aggregate (exclusive of VAT), other than in the ordinary course of business;

(viii)	make any capital expenditure or incur any material commitment involving any capital expenditure in excess of €1,000,000 in the aggregate (exclusive of VAT);

(ix)	enter into, amend or terminate any agreement with any Vendor or any member of the Vendors Group;

(x)	make any loan (other than the granting of any trade credit in the ordinary course of business) to any person;

(xi)

incur any additional borrowings or incur any other indebtedness in the nature of borrowings, for a principal amount greater than €1,000,000 in the aggregate, other than in the ordinary course of business;

(xii)

enter into any material amendment, supplement, waiver or other modification in respect any loan or financing agreement granted to any Group Company representing an outstanding amount greater than €1,000,000 in the aggregate;

(xiii)

institute or settle any legal proceedings, or make any admission of liability, in relation to claims in excess of €1,000,000 in the aggregate, except for debt collection in the ordinary course of business;

(xiv)	fail to renew any material governmental authorization necessary for the conduct of its business;

(xv)	grant any license to use any material Intellectual Property Rights other than non-exclusive licenses granted in the ordinary course of business;

(xvi)

abandon or surrender any material registered Intellectual Property Rights owned by it or fail to pay any registration and renewal fees that fall due in respect of, or fail to prosecute any applications for material registered Intellectual Property Rights comprised within, Intellectual Property Rights owned by it (in each case,

EXECUTION VERSION

other than in the ordinary course of business), or disclose the know-how related to its business;

(xvii)	except as required by Law:

(A)

make any material amendment to the terms and conditions of employment (including remuneration, pension entitlements and other benefits) of any Senior Employee, other than in the ordinary course of business;

(B)	provide or agree to provide any gratuitous payment or benefit to any Senior Employee or any of his or her dependents;

(C)	dismiss any Senior Employee other than for cause (cause réelle et sérieuse), gross or serious misconduct; or
(D)	induce any Senior Employee to resign their employment with the relevant Group Company;

(xviii)

change its practices for billing, collection of receivables or recovery of debts from third parties and payment of debts to third parties (including but not limited to suppliers) or manage its working capital requirement contrary to its past practices;

(xix)

except if required by Laws, (i) change any method of accounting of the Group Companies for Tax purposes; (ii) enter into any “closing agreement” under Section 7121 of the Code; (iii) surrender any right of the Group Companies to a Tax refund in excess of €1,000,000 in the aggregate; (iv) change any accounting period of the Group Companies with respect to any Tax; (v) file an amended Tax Return; (vi) change or revoke any material election with respect to Taxes; (vii) make any material election with respect to Taxes inconsistent with past practice; or (viii) enter into any agreement to extend or waive the applicable statute of limitations with respect to any material Taxes,

(xx)	enter into, materially amend or terminate any agreement with any Tax Authority provided that any such action would have any material adverse effect on the Group Companies after the Completion Date;

(xxi)	agree or commit to do any of the foregoing.

(b)	The undertakings set forth in paragraph (a) above shall not operate so as to restrict or prevent:

(i)	any matter reasonably undertaken by any Group Company in an emergency or disaster situation with the intention of minimising any adverse effect of such situation;

(ii)	the completion or performance of any actions required by applicable Laws or by any Authority;

(iii)

the completion or performance of any obligations undertaken pursuant any contract or arrangement entered into by any member of the Vendors Group or by any Group Company prior to the date of the Agreement to the extent any such contract or arrangement has been Fairly Disclosed in the Data Room;

EXECUTION VERSION

(iv)	the completion or performance of any action expressly contemplated by the Agreement (in particular in Clause 5.2), the IP Assignment Agreement or by any Ancillary Document;

(v)	any action which is contemplated in the annual budget provided in the Data Room; or

(vi)	any action to which the Purchasers Representative will have consented in accordance with Clause 5.1(c) below;

provided, in each case, that the Vendors Representative shall notify the Purchasers Representative promptly of any action taken or proposed to be taken as described in this Clause 5.1(b), shall provide to the Purchasers Representative all reasonably necessary information available to the Vendors and shall use reasonable endeavors to consult with the Purchasers Representative in respect of any such action;

(c)	For the purpose of any consent which shall be requested from Purchasers Representative pursuant to this Clause 5.1, it is specifically agreed that:

(i)	the consent of the Purchasers Representative shall in no event be unreasonably withheld or delayed;

(ii)

the Purchasers Representative hereby designates Frank W. Hogan, III (fhogan@silgan.com) and Frederik Prinzen (fprinzen@silgan.com) who shall each have full capacity and right to individually give any such consents on behalf of the Purchasers Representative during the term of the Agreement;

(iii)

if, at the end of a period of five Business Days from the receipt by the Purchasers Representative of any such request for consent, the Purchasers Representative has not notified the Vendors Representative of its objection to the proposed action, the Purchasers Representative shall be deemed to have consented to such proposed action.

(d)

The Purchasers and the Vendors agree that the restrictions set forth in this Clause 5.1 are no greater than what is reasonable and necessary to protect the legitimate interests of the Purchasers as purchaser of the Securities and Suzhou Assets and the Vendors further acknowledge that those restrictions will not prevent the Group Companies and Albéa Suzhou from conducting their respective activities in the ordinary course of business until Completion.

5.2	PRIOR REORGANIZATION

(a)

The Vendors shall, and shall cause the relevant members of the Vendors Group and the Group Companies to, on or prior to the Completion Date, to execute the Successor Convention and implement the Reorganization Step-Plan. The Vendors shall make their best efforts so that the relevant members of the Vendors Group and the Group Companies, on or prior to the Completion Date, implement the Other Reorganization Steps in accordance with Schedule 5.2(A). For the avoidance of doubt, completion of the Reorganization Step-Plan or the Other Reorganization Steps shall not be deemed a condition precedent to completion of the Transaction and failure to implement the Reorganization Step-Plan or such Other Reorganization Steps on or prior to Completion shall entail no liability for any member of the Vendors Group, except in case of breach by the Vendors of the aforementioned best efforts undertaking.

EXECUTION VERSION

(b)

If, in the reasonable opinion of the Vendors Representative, implementation of any of the Reorganization Steps (including the Reorganization Step-Plan) on such terms would give rise to a breach of Law or it would be preferable or more cost-efficient to implement any of the Reorganization Steps (including the Reorganization Step-Plan) in a manner which is different from the manner contemplated in the draft Successor Convention, under Schedule 5.2(A) or in the Reorganization Step-Plan, the Vendors Representative will give notice of such fact to the Purchasers Representative along with a proposal to implement the relevant Reorganization Step(s) through an alternative structure. The Vendors Representative and the Purchasers Representative will promptly discuss such proposed alternative structure which the Vendors shall be permitted to implement, provided that such alternative reorganization does not create any material additional liabilities, obligation or cost to it or the relevant Group Companies which is not otherwise indemnified or borne by the Vendors or a member of the Vendors Group.

(c)

Without prejudice to the preceding paragraph and to the terms of Clause 4.3, the Parties acknowledge and agree that the documentation prepared by or on behalf of the Vendors or the Group Companies in order to implement the Reorganization Steps (the Reorganization Documents) shall be on terms reasonably satisfactory to the Purchasers. The Vendors shall, and shall cause the relevant members of the Vendors Group and the Group Companies to, share with the Purchasers Representative drafts of all Reorganization Documents so as to afford the Purchasers Representative an opportunity to review and comment on them; provided, however, that terms of any given Reorganization Document will be deemed reasonably satisfactory to the Purchasers if no comments are provided by the Purchasers Representative within five Business Days (or eight Business Days if not in the English language) of receipt and that Purchasers shall not unreasonably delay or condition the execution of the Restructuring Documents.

(d)

The fees, costs and expenses necessary to complete the incorporation of French Newco and the Reorganization Steps described in paragraph 2 of Schedule 5.2(A) which have been incurred prior to Completion or are incurred after Completion but related to such Reorganization Steps but not yet disbursed at Completion will be borne by the Vendors and/or the members of the Vendors Group. The Vendors shall reimburse the Purchasers and all of their Affiliates (including the Group Companies) for any such fees, costs and expenses incurred by any Purchaser or any of its Affiliates (including the Group Companies), in each case if such costs and expenses are not already taken into account in the Final Completion Statement. The fees, costs and expenses to be borne by the Vendors and/or the members of the Vendors Group shall also include all Taxes associated or related to or incurred due to the Reorganization Steps if such Taxes are not already taken into account in the Final Completion Statement.

(e)

Without prejudice to the provisions of Clause 7.8 and Clause 5.2(d), if all or part of the Other Reorganization Steps as set forth in Schedule 5.2(A) cannot be implemented by the Vendors Group on or prior to the Completion Date, the Vendors shall make their reasonable best efforts, and shall procure that each member of the Vendors Group makes its best efforts, to implement such remaining Other Reorganization Steps, as soon as possible following Completion.

5.3	STEERING COMMITTEE

(a)

Promptly following the date hereof and in any event no later than ten (10) Business Days from the date of this Agreement, the Parties shall set up a joint steering committee of the Parties composed of an equal number of representatives of both Parties (the Steering Committee). Each Party shall appoint a project leader, who will have overall responsibility for all matters within the responsibility of the Steering Committee pursuant

EXECUTION VERSION

to this Clause 5.3. The first members of the Steering Committee are identified in Schedule 5.3.

(b)

The Steering Committee shall meet, at least once a week, or as frequently as the Parties shall otherwise agree. The Parties will propose agendas in advance of such meetings, provided that each Party shall nevertheless be entitled to propose specific issues, items or matters to be discussed by the Steering Committee during any given meeting. Each Party’s senior executives or functional managers, as well as external advisors shall be allowed to attend meetings upon request of the relevant Party based on the items of the agenda. The meetings of the Steering Committee can be held physically, by conference call or by videoconference. Any decisions of the Steering Committee shall be taken by the majority of its members that must include at least one representative of the Vendors and one representative of the Purchasers.

(c)	The Steering Committee shall be involved in the following matters:

(i)

Overseeing and coordinating the preparation and implementation of the Reorganization Steps (including, as the case may be, considering any alternative structure proposed by the Vendors in accordance with Clause 5.2(b));

(ii)

Overseeing and coordinating, in compliance with applicable competition Laws, the obtaining of the waivers in relation to any Material Contracts in accordance with Clause 5.5 and of the Third Party Consents in accordance with Clause 6.5, the separation of the Business Contracts and the release of the Vendors Guarantees in accordance with Clause 5.6;

(iii)	subject in all cases to Clause 28, trying to resolve any Dispute in relation to the above-mentioned items.

(d)

The Parties acknowledge that the Steering Committee shall be a monitoring body the exclusive purpose of which shall be to facilitate the completion of the steps set forth in Clause 5.3(c) above and, as such, shall not have any power to bind any of the Parties, unless agreed otherwise.

5.4	COOPERATION RELATING TO ANTI-MONEY LAUNDERING

Each Party shall provide, and procure that any of its Affiliates and Representatives provide, in reasonably sufficient time prior to Completion, any document and information as may be reasonably required by any other Party to fulfil their obligations in relation to applicable AML Regulations and related internal policies.

5.5	MATERIAL CONTRACT WAIVERS

(a)

Prior to Completion, each relevant Vendor shall use its reasonable efforts to obtain, as soon as practicable, from each person that is required a waiver of its right to terminate, upon completion of the Transaction, any of the Material Contracts listed in Schedule 5.5 in order to ensure that all such Material Contracts will remain in full force and effect after the Completion without any material modification of their terms and conditions, and the Purchaser shall reasonably cooperate in such efforts.

(b)

The Vendors shall, and shall procure that the Group Companies shall, (i) cooperate with the Purchasers in order to prepare a communication plan relating to the approach of the relevant third parties who shall give any waiver contemplated in the preceding paragraph

EXECUTION VERSION

and assist in good faith the Purchasers with the commercial approach of those third parties and (ii) use reasonable efforts to give the Purchasers the opportunity to discuss directly with those third parties.

(c)

In the event any relevant third party who shall give a waiver proposes any modification to the relevant agreement or requests any undertaking from any Group Company as a condition to delivery of a waiver, the Vendors shall so notify the Purchasers Representative as soon as practicable. The Vendors shall not, and shall procure that the Group Companies shall not, propose or accept any modification to the relevant agreement or any other undertaking to obtain a waiver without the prior written consent of the Purchasers Representative.

(d)

It is specifically agreed that the Vendors shall be under no obligation to compromise any right, asset or benefit or to pay any amount or incur any liability in seeking such waivers and the failure to obtain any or all of such waiver shall not entitle the Purchasers to terminate the Agreement or not to complete the Transaction.

5.6	RELEASE OF VENDORS GUARANTEES

The Purchasers shall use its reasonable efforts to ensure that on Completion (or, to the extent not done by Completion, as soon as reasonably practicable thereafter) any relevant member of the Vendors Group is released from all Vendors Guarantees given by them in respect of obligations of any of the Group Companies and shall take all necessary actions to that effect (including by providing the beneficiary satisfactory alternative guarantees in substitution for any such Vendors Guarantees). In the event that, after the Completion Date, any claim is brought against any member of the Vendors Group under any of the Vendors Guarantees, the Purchasers shall indemnify each Vendor, or the relevant member of the Vendors Group on demand against all amounts paid by any of them after Completion pursuant to or by reason of that Vendors Guarantee.

5.7	EMPLOYEES MATTERS

(a)	The Purchasers acknowledge that in the context of the Reorganization Steps, on or prior to the Completion Date:

(i)	the Companies will transfer some of their employees, listed in Schedule 5.7(a)(i), to a member of the Vendors Group as their work do not relate to the Business (the Retained Employees);

(ii)	certain members of the Vendors Group shall transfer, as part of the Transaction, some employees devoted to the Business, as listed in Schedule 5.7(a)(ii) (the Business Employees) to French Newco.

(b)

The Purchasers acknowledge that Schedule 5.7(a)(i) and Schedule 5.7(a)(ii) may be updated by Vendors Representative in good faith at any time prior to Completion (i) to include any additional employees who the Purchasers and the Vendors have mutually agreed should be included in such Schedules and (ii) to reflect replacement hires or terminations occurring during the period from the date of this Agreement until immediately prior to Completion, provided that the Vendors Representative undertakes to provide the Purchasers Representative an opportunity to review and comment on any update that is contemplated to be made and to consider in good faith any comments made by the Purchasers Representative with respect to such draft update.

EXECUTION VERSION

(c)

In relation to the Retained Employees, the Vendors shall, or shall cause other members of the Vendors Group to, make offers of employment to each such Retained Employees at least thirty days prior to Completion (or such longer period required by applicable Law, the terms of any applicable collective bargaining agreement, or to avoid severance obligations arising under any Law, contract or benefit plan, including any notice, compensation or benefits payable during a termination notice period), with such employment to be effective at the latest on the Completion Date. All offers of transfer of employment made to any Retained Employee pursuant to this Clause 5.7(c) shall be pursuant to terms and conditions which, on an individual basis, (i) offer a position that is for such Retained Employee of the same level of qualification and similar to his or her employment role and purpose as immediately prior to the date hereof, (ii) set the workplace in the same employment region (région administrative), (iii) recognize and take over accrued length of service within the Vendors Group and accrued paid vacation and time off as on Completion, and (iv) offer at least the same salary, working time and cash bonus opportunity and (v) benefits similar to those of such Retained Employee immediately prior to the date hereof. The Vendors shall and shall procure that the applicable members of the Vendors Group shall support the transfer of those Retained Employees and abstain from any action or omission which might induce or cause such Retained Employees to object to, or not accept, the transfer of their employment agreements.

(d)

The transfers of the Automatic Transferring Business Employees to be conducted by certain members of the Vendors Group in the context of the Reorganization Steps are intended to constitute a transfer within the meaning of section L.1224-1 of the French labor code. As a result, the employment of the Automatic Transferring Business Employees, including all related rights and obligations, will transfer by operation of Law to French Newco. Subject to Clause 5.7(j) and to the provisions of the Successor Convention, French Newco will assume, as from the date of such transfer and to the extent required by Law, all liabilities with respect to each Automatic Transferring Business Employee.

(e)

In relation to the Offer Employees whose employment shall not be automatically transferred in accordance with Clause 5.7(d) and who shall be transferred by way of tripartite agreements, the Vendors shall, or shall cause French Newco or any other relevant Group Companies (which may be substituted by a member of the Purchasers Group subject to the Purchasers Representative’s prior written consent) to make offers of employment to each such Offer Employee at least thirty days prior to Completion (or such longer period required by applicable Law, the terms of any applicable collective bargaining agreement, or to avoid severance obligations arising under any Law, contract or benefit plan, including any notice, compensation or benefits payable during a termination notice period), with such employment to be effective at the latest on the Completion Date. All offers of transfer of employment made to any Business Employee pursuant to this Clause 5.7(e) shall be pursuant to terms and conditions which, on an individual basis, (i) offer a position that is for such Offer Employee of the same level of qualification and a similar employment role and purpose as immediately prior to the date hereof, (ii) set the workplace in the same employment region (région administrative), (iii) recognize and take over accrued length of service within the Vendors Group and accrued paid vacation and time off as on Completion, and (iv) offer at least the same salary, working time and cash bonus opportunity and (v) benefits overall equivalent in the aggregate, with those of such Offer Employee immediately prior to the date hereof. The details of such offers of employment shall have been provided to the Purchasers Representative by the Vendors Representative no less than 10 Business Days prior to the delivery of the offers of employment by French Newco or the relevant Group Companies. The Vendors shall, and shall procure that French Newco or the applicable member of the

EXECUTION VERSION

Vendors Group shall, support the transfer of those Offer Employees and abstain from any action or omission which might induce or cause such Offer Employees to object to, or not accept, the transfer of their employment agreements.

(f)

Following Completion, all payments, costs, expenses, outgoings and liabilities related to employment post-Completion in relation to each Offer Employee whose employment has been effectively transferred following acceptance of the offer of employment made in accordance with the provisions of Clause 5.7(e) shall be borne by the applicable member of the Purchasers Group, except for the Offer Employee Payable Completion Amount.

(g)

Upon payment of the Offer Employee Payable Completion Amount by the relevant member of the Purchasers Group, the Purchasers Representative shall notify to the Vendors Representative the amount of the Offer Employee Payable Completion Amount together with supporting evidence of such amount and its payment by the relevant member of the Purchasers Group. If the Vendors Representative agrees with the Offer Employee Payable Completion Amount, it shall cause the relevant member of the Vendors Group to repay to the relevant member of the Purchasers Group the Offer Employee Payable Completion Amount within 5 Business Days following receipt of the above-mentioned notice by the Vendors Representative. In case of disagreement on the Offer Employee Payable Completion Amount, such dispute shall be settled in accordance with the provisions of Clause 28.

(h)

Following Completion, all payments, costs, expenses, outgoings and liabilities related to employment post-Completion in relation to each Retained Employee whose employment has been effectively transferred following acceptance of the offer of employment made in accordance with the provisions of Clause 5.7(c) shall be borne by the applicable member of the Vendors Group, except for the Retained Employee Payable Completion Amount.

(i)

Upon payment of the Retained Employee Payable Completion Amount by the relevant member of the Vendors Group, the Vendors Representative shall notify to the Purchasers Representative the amount of the Retained Employee Payable Completion Amount together with supporting evidence of such amount and its payment by the relevant member of the Vendors Group. If the Purchasers Representative agrees with the Retained Employee Payable Completion Amount, it shall cause the relevant Group Companies to repay to the relevant member of the Vendors Group the Retained Employee Payable Completion Amount within 5 Business Days following receipt of the above-mentioned notice by the Purchasers Representative. In case of disagreement on the Retained Employee Payable Completion Amount, such dispute shall be settled in accordance with the provisions of Clause 28.

(j)

The Vendors shall indemnify and hold harmless the relevant members of the Purchasers Group from and against, any and all Losses (including continued payment of salary until such employee’s contract termination becomes effective as well as any notice, severance, severance-related, settlement or similar payments including damages and indemnities, related legal fees, including reasonable attorney’s fees, and including all pension liabilities and other liabilities, whether ordered by a final court decision or not) incurred or sustained by, or imposed upon, such member of the Purchasers Group (including any Group Company), to the extent arising from or relating to any claim by (A) any employee of any French company member of the Vendors Group or Group Companies employee, (B) any Retained Employee or (C) any Business Employee (whether an Automatic Transferring Employee or an Offer Employee) who in each case of (A), (B) and (C) challenges the application or non-application of the Reorganization Steps contemplated in this Clause 5.7 to his/her employment contract (an Employee Claim). The Purchasers

EXECUTION VERSION

Representative shall notify to the Vendors Representative the amount of any such Loss (including court-ordered damages or other liabilities and related legal fees, including reasonable attorney’s fees) together with supporting evidence of such amount. Such notice shall be given in writing within the period of 15 months from the Completion Date, and within 30 Business Days of the relevant Purchaser becoming aware of the facts, matters or circumstances giving rise to such Employee Claim, and the Vendors shall cease to be under any liability hereunder in respect of all and any Employee Claim not so notified to the Vendors Representative. If the Vendors Representative agrees with the amount of such Loss, it shall cause the relevant member of the Vendors Group to indemnify and hold harmless the relevant member of the Purchasers Group against such Loss within 10 Business Days following receipt of the above-mentioned notice by the Vendors Representative. In case of disagreement on the amount of such Loss, such dispute shall be settled in accordance with the provisions of Clause 28.

(k)

If, after Completion, the Purchasers or any Group Company become aware of any Employee Claim, the Purchasers shall, or shall procure that the relevant Group Companies shall, promptly give notice of the Employee Claim to the Vendors Representative and:

(i)	Keep the Vendors Representative reasonably informed of the development of the Employee Claim;

(ii)

Take such action as the Vendors Representative may reasonably request to avoid, resist, dispute, appeal, compromise, remedy or defend that Employee Claim, except where, in the reasonable opinion of the Purchasers Representative, such action would be materially prejudicial to the business of the Purchasers or the relevant Group Company, would be misleading or inaccurate in any material respect or would materially affect the future liability to Tax of any Group Company; and

(iii)	Not make any knowing admission of liability or make any agreement or compromise in relation to that Employee Claim without prior consultation with the Vendors Representative.

(l)

Subject to the Vendors having accepted in writing to indemnify the relevant members of the Purchasers Group for any Loss resulting from such Employee Claim in accordance with Clause 5.7(j), the Vendors Representative shall be entitled, by written notice delivered to the Purchasers Representative within 20 Business Days of the receipt of the corresponding Employee Claim notice from the Purchasers Representative, to conduct the defence of the Employee Claim and to retain counsel of its choice at its own expense to defend the interest of the Purchasers and the relevant Group Companies and to have the conduct of any related proceedings, negotiations or appeals.

(m)	If the Vendors Representative elects to conduct the Employee Claim:

(i)

The Purchasers and the Group Companies shall provide the Vendors Representative with all information, documents or access to sites and employees in relation to the Employee Claim which the Vendors Representative may reasonably request;

(ii)

The Purchasers Representative shall be entitled to participate in the defence of the Employee Claim, and to employ its own professional or legal advisers (at its own expense), provided that the Vendors Representative shall control the conduct of the Employee Claim;

EXECUTION VERSION

(iii)

The Vendors Representative shall (a) keep the Purchasers Representative informed of all relevant matters relating to the Employee Claim and promptly forward or procure to be forwarded to the Purchasers Representative copies of all correspondence and other written communications relating to the Employee Claim and (b) consult with the Purchasers Representative and take reasonable account of the views of the Purchasers Representative before taking any action in relation to the Employee Claim.

(iv)

The Vendors Representative shall be entitled to enter into any settlement of such Employee Claim or withdraw from proceedings to the extent each claimant in such Employee Claim has given to the Purchasers and the Group Companies involved an unconditional release from all liability with respect to such Employee Claim.

(n)

If the Vendors Representative notifies the Purchasers Representative that it does not elect to conduct the defence of the Employee Claim, or if it fails to inform the Purchasers Representative of its choice within the time limit set out in Clause 5.7(m), the Purchasers or the relevant Group Companies shall conduct the defence of such Employee Claim in compliance with the provisions of Clause 5.7(k).

(o)	The following provisions shall apply to the Group Companies in the U.S.:

(i)

Seller Benefit Plan means each compensation or benefits plan, program or arrangement (including those subject to ERISA, employment agreements, cash or equity-based bonus or incentive arrangements, fringe benefits, severance arrangements, vacation policies and health and welfare plans) sponsored, maintained or contributed to or by Albéa US for the benefit of any USA Employee.

(ii)	USA Employees means the employees of the US Group Companies.

(iii)	US Group Company means any Group Company incorporated in the United States.

(iv)

Albéa US shall be responsible for Liabilities arising prior to or upon the Completion to the extent relating to or arising under any Seller Benefit Plan. Purchasers and the US Group Companies shall assume and be solely responsible for all employment and employee-benefits related Liabilities that relate to the USA Employees (or any dependent or beneficiary of any USA Employee) arising following the Completion (subject to the Transition Services Agreement).

(v)

The USA Employees shall continue to participate in the Seller Benefit Plans pursuant to the Transition Services Agreement through December 31, 2020 (or, as the case may be, if the Completion does not occur before October 15, 2020, December 31, 2021) (the Transition Date). Effective as of the day immediately after the Transition Date, each Employee shall cease all active participation in and accrual of benefits under the Seller Benefit Plans.

(vi)

Following the Completion, the Purchasers shall cause a U.S. Group Company to offer employment to any Eligible Inactive Employee who presents himself or herself to a U.S. Group Company for active employment in circumstances such that the U.S. Group Companies would have been required to re-employ or continue to employ such Eligible Inactive Employee in accordance with its applicable policies, practices and procedures in effect on the date hereof, if the

EXECUTION VERSION

transactions contemplated by this Agreement had not occurred. The USA Employees who are Eligible Inactive Employees shall continue to be provided disability benefits under the Seller Benefit Plans (which will be provided at no cost to the U.S. Group Companies or any successor employers thereto) until any such employment or re-employment date. For all purposes of the remainder of this Section 5.7, with respect to any Eligible Inactive Employee, the date that such Eligible Inactive Employee commences employment with a U.S. Group Company following the Completion or the time of such commencement of employment shall be substituted for the terms “Completion Date” or “Completion”, respectively, wherever such term appears. Eligible Inactive Employee means each USA Employee who (i) is not actively at work and is receiving long-term disability benefits under any Seller Benefit Plan, in each case, as of the Completion or (ii) is not actively at work and is receiving short-term disability benefits under any Seller Benefit Plan, in each case, as of the Completion, and thereafter becomes eligible for long-term disability benefits pursuant to a Seller Benefit Plan without first returning to active service with the U.S. Group Companies.

(vii)

Albéa US shall cause its tax-qualified defined contribution plan (the Seller 401(k) Plans) to, subject to continued employment, fully vest each USA Employee in his or her account balance, if any, under the Seller 401(k) Plan as of the Transition Date. Effective not later than the day immediately after the Transition Date, Purchasers shall cause the U.S. Group Companies to have in effect one or more defined contribution plans that include a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code (and a related trust exempt from tax under Section 501(a) of the Code) (as applicable, the Purchaser 401(k) Plan). Each USA Employee participating in a Seller 401(k) Plan on the Transition Date shall become a participant in the corresponding Purchaser 401(k) Plan as of the day immediately after the Transition Date, and each USA Employee who would have become eligible to participate in the Seller 401(k) Plan shall become a participant in the Purchaser 401(k) Plan no later than such time as he or she would have become eligible to participate in the Seller 401(k) Plan. Purchasers agree to cause the Purchaser 401(k) Plan to allow each USA Employee to make a “direct rollover” to the Purchaser 401(k) Plan of the account balances of such USA Employee (including promissory notes evidencing any outstanding loans) under the Seller 401(k) Plan in which such USA Employee participated on or prior to the Transition Date if such Seller 401(k) Plan permits such a direct rollover and if such direct rollover is elected in accordance with applicable law by such USA Employee. The rollovers described herein shall comply with applicable law, and each party shall make all filings and take any actions required of such party under applicable law in connection therewith.

(viii)

Albéa US shall cause its workers’ compensation insurance policies to be available to the US Group Companies with respect to any USA Employee who is eligible for workers’ compensation as of the Completion or who, after the Completion Date, becomes eligible for workers’ compensation due to an event or condition occurring on or before the Completion Date. Purchasers shall cause its or the US Group Companies’ workers’ compensation insurance policies to be available with respect to any USA Employee who, after the Completion Date, becomes eligible for workers’ compensation due to an event or condition occurring following the Completion Date.

EXECUTION VERSION

(ix)

From and after the day immediately after the Transition Date, Purchasers shall or shall cause the US Group Companies to give or cause to be given to each USA Employee full credit for all purposes (including for purposes of eligibility to participate or receive benefits, vesting, benefit accrual, level of benefits and early retirement subsidies and including for purposes of severance, vacation/paid time off, layoff and similar benefits and for any purposes as may be required under applicable law), other than for benefit accrual purposes under any defined benefit pension plan, under each employee benefit plan, program or arrangement established or maintained by Purchasers or the US Group Companies under which USA Employees are eligible to participate on or after the day immediately after the Transition Date for service accrued or deemed accrued on or prior to the Transition Date with the US Group Companies or any predecessor thereof to the same extent that such credit was recognized by the US Group Companies under comparable benefit plans on the Transition Date; provided, however, that such credit need not be provided to the extent that such credit would result in any duplication of benefits for the same period of service. At least 90 days prior to the Transition Date, and thereafter as reasonably requested by Purchaser, the Vendors Representative shall provide to the Purchasers Representative applicable service information regarding the USA Employees as necessary for the Purchasers to fulfil their obligations hereunder.

(x)

With respect to each welfare benefit plan, program or arrangement maintained, sponsored or contributed to by Purchasers or the US Group Companies after the Transition Date (collectively, the Purchaser Welfare Benefit Plans) in which any USA Employee or spouse or dependent thereof may be eligible to participate on or after the day immediately after the Transition Date, Purchasers shall or shall cause the US Group Companies to use its commercially reasonable efforts to waive, or cause its Affiliates or insurance carrier to waive, all limitations as to preexisting conditions, actively-at-work requirements, exclusions and waiting periods, if any, with respect to participation and coverage requirements applicable to each USA Employee or spouse or dependent thereof, and any other restrictions that would prevent immediate or full participation by such USA Employee or spouse or dependent thereof, under such Purchaser Welfare Benefit Plan, to the same extent satisfied or waived under a comparable Seller Benefit Plan.

5.8	COOPERATION WITH RESPECT TO THE PURCHASERS’ FINANCING

(a)

Between the date of this Agreement and the Completion Date, the Vendors shall procure that the Group Companies shall use commercially reasonable efforts to cooperate with the Purchasers and their Representatives in connection with the financing of the transactions contemplated by this Agreement and the Financing Commitments (the Debt Financing), including by:

(i)	furnishing all pertinent and required information regarding the Group Companies and/or the Suzhou Business as may be reasonably requested by the Purchasers;

(ii)

taking all actions reasonably requested by Purchasers to facilitate arrangements for the termination and discharge as of Completion of the Existing Indebtedness repayable on such date, and the release of any Existing Encumbrances thereunder in accordance with Clause 6.4;

(iii)	furnishing assistance reasonably required by the Purchasers for the purposes of the syndication of such Debt Financing;

EXECUTION VERSION

(iv)

facilitating the implementation by the Group Companies of any action (subject to Completion) necessary or reasonably advisable for the purposes of such Debt Financing, including the granting of Encumbrances, reasonably required; and

(v)

furnishing the Purchasers and the Debt Financing Sources as soon as practicable (but in any event at least five Business Days prior to Completion) with all documentation and other information required by each relevant Authority under applicable “know your customer” and anti-money laundering Laws (including the PATRIOT Act) that has been reasonably requested in writing by the Debt Financing Sources in connection with the Debt Financing;

(b)	The undertakings set forth in the preceding paragraph are subject to the following conditions:

(i)	the Purchasers and the Vendors will implement mutually acceptable procedures to ensure compliance with any applicable antitrust or other Law (including through customary “clean team” arrangements);

(ii)

in no event will the Group Companies or the Vendors be required to pay any commitment fee or other fee or payment to obtain consent, or to incur any liability with respect to, or cause or permit any Encumbrance to be placed on any of their respective assets in connection with, the Debt Financing prior to Completion;

(iii)

in no event shall any personal liability attach to any employee or any member of the management of a Group Company or any member of the Vendors Group for any action, omission or other step in connection with or otherwise relating to the matter referred to in this Clause, except in the event any such liability arose out of or resulted (lien de causalité) from the gross negligence, willful misconduct or fraud of any legal representative, officer, director, employee or top management of a Group Company or the Vendors Group, and except for liability of the Group Companies after Completion;

(iv)

nothing herein shall require such cooperation to the extent it would (i) unreasonably interfere with the business or operations of the Group Companies or any member of the Vendors Group, (ii) require any Group Company or any member of the Vendors Group to take any action that would conflict with or violate any of its organizational documents or any applicable Laws or could engage the criminal liability of any legal representative, officer, director or manager of any Group Company or any member of the Vendors Group, or (iii) require the Group Companies, or any member of the Vendors Group to enter into any financing agreement for the Debt Financing prior to Completion; and

(v)	for the avoidance of doubt, the Purchasers agree that nothing in this Clause shall be construed to mean that the Debt Financing is a condition precedent to Completion.

EXECUTION VERSION

6.	COMPLETION

6.1	COMPLETION DATE

Subject to the provisions of Clause 2(a)(iii), Completion shall take place at such time as will be agreed between the Vendors Representative and the Purchasers Representative on:

(i)

the first Business Day of the month following the month during which the Conditions have all been satisfied provided that the Conditions have been satisfied at least eight business Days before such date or, in the negative, the first Business Day of the following calendar month; or

(ii)	at such other date as may be agreed upon in writing by the Vendors Representative and the Purchasers Representative (the Completion Date).

6.2	ACTIONS AND DELIVERIES

(a)

At Completion, the Vendors Representative shall deliver to the Purchasers Representative (including electronically or through the delivery of original copies by its local Representatives to local Representatives of the Purchasers):

(i)	the documents listed in Part 1 of Schedule 6.2;

(ii)

a written certificate confirming the satisfaction of the Condition set forth in Clause 4.1(ii), the transfer of the Business IP in accordance with the IP Assignment Agreement, the incorporation of Newco and the redemption and cancellation of the Covit America, Inc., preferred shares held by Eyelematic Manufacturing Company Inc. and Echo Manufacturing Company;

(iii)

the resignation of each director, corporate officer, manager, member of the supervisory board or of the board of directors or legal representative of the Group Companies listed in Schedule 6.2(a)(iii), such resignation being in the agreed form set out in Schedule 6.2(a)(iii);

(iv)

a certified copy of the minutes of the board meetings of Albéa Group SAS and TBP having passed a resolution to approve the transfers of the Securities and the Suzhou Business to the Purchasers in accordance with the provisions of their articles of association;

(v)	evidence of termination of all banking delegations authorising members of the Vendors Group or their respective Representatives to operate the Group Companies’ bank accounts;

(vi)	in relation to the Pulvorex Litigation, an original copy of a Joint Defense and Indemnity Agreement, duly executed by Albéa Services SAS and Albéa Alkmaar B.V.;

(vii)	an original copy of the Technical Assistance Agreement, duly executed by Albéa Tubes France SAS and Albéa Brazil;

(viii)	an original copy of the License Agreement, duly executed by Albéa Services SAS, Albéa UK Limited and Albéa Brazil;

EXECUTION VERSION

(ix)	the reliance letters in relation to the Vendors Due Diligence Reports, duly executed by the persons that have prepared the Vendors Due Diligence Reports;

(x)

an original copy of the Successor Convention, each duly executed by the relevant Vendors and French Newco (it being specified that the Successor Convention may each be executed electronically, including through electronic signatures generated through DocuSign’s service or any similar service);

(xi)

an original copy of the other Ancillary Documents (subject, with respect to the Suzhou Business Transfer Agreement of the provisions of Clause 2(a)(iii)) to which the Vendors (or any member of the Vendors Group) are Parties duly executed by the Vendors and/or each of the relevant member of the Vendors Group (it being specified that the Ancillary Documents may be executed electronically, including through electronic signatures generated through DocuSign’s service or any similar service); and

(xii)

a copy of the notices sent to convene the board of directors, management board, supervisory board or other corporate body or general meetings of shareholders of the Group Companies on the Completion Date (immediately following Completion) on the agenda provided by the Purchasers Representative to the Vendors Representative sufficiently in advance to enable such corporate bodies to be convened on the Completion Date and by no later than five (5) Business Days prior to the Completion Date;

(xiii)

subject to the limitations set forth in Clause 7.11 herein, for each CT Facility that qualifies as an Establishment under the CTA, as required, a Transfer of Establishment Form, an Environmental Condition Assessment Form (“ECAF”), and a Property Transfer Fee Payment Form, each designating and/or duly executed by Twist Beauty Packaging Holdings Corp. as the “Certifying Party” under the CTA, together with a bank check or money order payable to the Connecticut Department of Energy and Environmental Protection (“CTDEEP”) for the payment of the filing fee required by the CTA; and

(xiv)

an original copy of the TBP Letter duly executed by TBP (it being specified that the TBP Letter may be executed electronically, including through electronic signatures generated through DocuSign’s service or any similar service).

(b)

At Completion, subject to the provisions of Clause 6.3(a), the Vendors shall pay, or cause their relevant Affiliates to pay, as applicable, the Intercompany Non-Trading Receivables to the relevant Group Companies and provide evidence (such as SWIFT confirmation) of such payment.

(c)

At Completion, subject to the provisions of Clause 6.3(a) with respect to Intercompany Non-Trading Payables, the Purchasers shall make, or cause the Group Companies to make, as applicable, the Completion Payments in accordance with Clause 3.2.2 and provide evidence (such as SWIFT confirmation) of all Completion Payments.

(d)

At Completion, the Purchasers Representative shall deliver to the Vendors Representative (either electronically or through the delivery of original copies by its local Representatives to local Representatives of the Vendors):

(i)	the documents listed in Part 2 of Schedule 6.2;

EXECUTION VERSION

(ii)

such guarantees or other document which have been obtained prior to Completion, as the case may be, in order to secure the release of the Vendors and any member of the Vendors Group, at no cost for the Vendors or the relevant member of the Vendors Group, from all or part of the Vendors Guarantees;

(iii)

an original copy of the Ancillary Documents (subject, with respect to the Suzhou Business Transfer Agreement of the provisions of Clause 2(a)(iii)) to which the Purchasers are a Party duly executed by the Purchasers (it being specified that each Ancillary Document may be executed electronically, including through electronic signatures generated through DocuSign’s service or any similar service);

(iv)	a written certificate confirming the satisfaction of the Condition set forth in Clause 4.1(i);

(v)

a certified copy of a board resolution and resolutions of the supervisory board and/or shareholders, where required of the Purchasers approving the Transaction and the execution by the Purchasers of the Agreement and any other documents referred to in the Agreement;

(vi)

certified copies of the resolutions of the general meeting of the shareholders or of the sole shareholder or other relevant corporate bodies, as applicable, of the Group Companies concerned, having (x) acknowledged the resignation of each director, corporate officer, manager, member of the supervisory board or of the board of directors or legal representative of the Group Companies listed in Schedule 6.2(a)(iii) and appointed their respective successors and (y) changed the corporate names of the Group Companies in accordance with Clause 7.5; and

(vii)

an original copy of the TBP Letter duly executed by Purchaser Parent (it being specified that the TBP Letter may be executed electronically, including through electronic signatures generated through DocuSign’s service or any similar service).

(e)	At Completion, with regards to the transfer of the Albéa Spain Securities:

(i)

TBP and Netherlands Purchaser shall execute a transfer deed before the Spanish notary public appointed by the Purchasers (the “Spanish Notary Public”) pursuant to which the transfer of the Albéa Spain Securities to Netherlands Purchaser shall be effected by TBP (the “Spanish Transfer Deed”). For this purpose, TBP and Netherlands Purchaser must exhibit (i) duly legalised and apostilled powers of attorney sufficient to prove that they are authorized to execute the Spanish Transfer Deed and to perform any other actions and execute any other documents at Completion regarding Albéa Spain, as foreseen in this Agreement and (ii) their relevant respective ultimate beneficial owner deeds (actas de titularidad real);

(ii)

TBP shall exhibit to the Spanish Notary Public the ownership title deeds to the Albéa Spain Securities and instruct it to record their transfer in such documents immediately after the Spanish Transfer Deed has been executed;

(iii)

TBP shall deliver to the Spanish Notary Public the D1-B form duly signed, by virtue of which its divestment in Albéa Spain shall be notified to the relevant Authority by the Spanish Notary Public, which will be attached to the Spanish Transfer Deed;

EXECUTION VERSION

(iv)

Netherlands Purchaser shall deliver to the Spanish Notary Public the D1-A form duly signed, by virtue of which its investment in Albéa Spain shall be notified to the relevant Authority by the Spanish Notary Public, which will be attached to the Spanish Transfer Deed; and

(v)	Netherlands Purchaser shall ensure Albéa Spain registers Netherlands Purchaser as new owner of the Albéa Spain Securities in Albéa Spain’s Shareholders Registry Book (Libro Registro de Socios).

(f)	At Completion, with regards to the transfer of the Albéa Netherlands Securities, the Vendors Representative shall deliver or make available to the Dutch Notary:

(i)	a written certificate confirming the satisfaction of the Condition set forth in Clause 4.1(ii);

(ii)

a written power of attorney, duly signed and legalized (the legalization confirmed by apostille, if applicable), granted by TBP to each (candidate) civil law notary and notarial assistant of Linklaters LLP, Amsterdam office, to sign and execute the Dutch Transfer Deed on its behalf, or a copy thereof;

(iii)

a written power of attorney, duly signed and legalized (the legalization confirmed by apostille, if applicable), granted by Albéa Netherlands to each (candidate) civil law notary and notarial assistant of Linklaters LLP, Amsterdam office, to sign and execute the Dutch Transfer Deed on their behalf, or a copy thereof and to register the transfer of Albéa Netherlands Securities effected by the Dutch Transfer Deed in the shareholders’ register of Albéa Netherlands; and

(iv)	the original shareholders’ register of Albéa Netherlands.

(g)	At Completion, with regards to the transfer of the Albéa Netherlands Securities, the Purchasers Representatives shall deliver or make available to the Dutch Notary:

(i)	a written certificate confirming the satisfaction of the Condition set forth in Clause 4.1(i);

(ii)

a written power of attorney, duly signed and legalized (the legalization confirmed by apostille, if applicable) granted by Netherlands Purchaser to each (candidate) civil law notary and notarial assistant of Linklaters LLP, Amsterdam office, to sign and execute the Dutch Transfer Deed on its behalf, or a copy thereof.

(h)

At Completion, after receipt by the Vendors Representative of the Completion Payments in accordance with Clause 3.2.2, the Vendors Representative shall deliver or make available to the Dutch Notary a confirmation of receipt of the Completion Payments in the form attached as Schedule 6.2(h).

(i)

At Completion, after confirmation by the Vendors Representative of receipt of the Completion Payments in accordance with Clause 6.2(h), TBP shall transfer (leveren) the Albéa Netherlands Securities to Netherlands Purchaser, Netherlands Purchaser shall accept such transfer and TBP shall procure that Albéa Netherlands acknowledges (erkent) the transfer of the Albéa Netherlands Securities, the foregoing to be effected by execution by TBP, Netherlands Purchaser, and Albéa Netherlands before the Dutch Notary of the Dutch Transfer Deed.

EXECUTION VERSION

(j)

Following the transfer of the Albéa Netherlands Securities, TBP and Netherlands Purchaser shall procure that the Dutch Notary updates (a) the shareholders’ register of Albéa Netherlands and (b) the information to be registered with the Dutch chamber of commerce (Kamer van Koophandel).

(k)

All matters at Completion will be deemed to take place simultaneously and all documents and items delivered and payments made in connection with Completion shall be held by the recipient to the order of the person delivering them until such time as Completion takes place. Each of such actions, deliveries and payments shall be deemed to have occurred as at the Completion Date.

(l)

Subject to the provisions of Clause 6.3(a), all of the actions required for Completion described in Clauses 6.2(a), 6.2(b), 6.2(c), 6.2(d) and 6.2(e) are conditional upon the occurrence of all other such actions. Subject to the provisions of Clause 6.3(a), if any Vendor fails to comply with any of the actions and deliveries set forth in Clauses 6.2(a)(i), 6.2(a)(ii), 6.2(a)(iii), 6.2(a)(iv), 6.2(a)(vi), 6.2(a)(x) to 6.2(a)(xiv) (if applicable), 6.2(b), 6.2(e)(i) to 6.2(e)(iii), 6.2(f) and 6.2(h), or any Purchaser fails to comply with any of the actions and deliveries set forth in Clauses 6.2(c), 6.2(d), 6.2(e)(i), 6.2(e)(iv), 6.2(e)(v) and 6.2(g), then the complying Party (being, for purposes of this Clause 6.2(l), the Purchasers or the Vendors, as applicable) shall be entitled (in addition to and without prejudice to other rights and remedies available, including the right to claim damages and/or the right to require the specific performance (exécution forcée) of the Transaction in accordance with the provisions of Clause 19) by written notice to the non-complying Party (being, for purposes of this Clause 6.2(l), the Vendors or the Purchasers, as applicable) on the date on which Completion would otherwise have taken place, to:

(i)	require Completion to take place so far as practicable, having regard to the defaults which have occurred;

(ii)

notify the non-complying Party of a new date for Completion (being not more than 20 Business Days after the original date for Completion), in which case the provisions of this Clause 6.2 shall apply to Completion as so deferred; or

(iii)	terminate the Agreement (other than the Surviving Provisions), it being understood that:

(A)

if the non-compliance can be cured, the termination shall take effect ten Business Days after the notification of the termination of this Agreement by the complying Party, unless the non-compliance has been cured within these ten Business Days (and the non-complying Party shall use its best efforts to cure the non-compliance within such period) in which case Completion shall take place within five Business Days from the date on which the non-compliance has been cured and the provisions of this clause shall apply to Completion as so deferred; and

(B)

if the Agreement is so terminated, it shall not affect any accrued rights or liabilities in respect of damages for non-performance of any obligation under the Agreement falling due for performance prior to the termination of the Agreement.

EXECUTION VERSION

6.3	INTER-COMPANY RELATIONSHIPS

(a)

If for any reasons, any Intercompany Non-Trading Payables and Intercompany Non-Trading Receivables have not been paid at the Completion Date in accordance with Clauses 6.2(b) and 6.2(c), the Purchasers shall pay or procure that the relevant Group Companies shall pay any such Intercompany Non-Trading Payables and the Vendors shall pay or procure that their relevant Affiliates pay any such Intercompany Non-Trading Receivables as soon as reasonable practicable and in any event no later than three months from the Completion Date.

(b)

The Vendors shall procure that at Completion, all contracts between the Group Companies, on the one hand, and the Vendors or any member of the Vendors Group, on the other hand, but excluding those contracts which are listed in Schedule 6.3, are terminated without any payment, penalty or indemnity due by, or remaining liability for, such Group Companies other than the outstanding Intercompany Trading Indebtedness having arisen from such contracts for the period up to the Completion Date and which is not payable as at the Completion Date (which amounts shall be settled in the ordinary course of business).

6.4	REPAYMENT OF THE EXISTING FACILITIES – RELEASE OF EXISTING ENCUMBRANCES

(a)	The Purchasers acknowledge that the Existing Indebtedness may become due and payable in full on the Completion Date as a result of the completion of the Transaction.

(b)

On the Completion Date, in addition to the payment of the Estimated Securities Purchase Price, the Purchasers shall repay, on behalf of the Group Companies, or cause the repayment by them of, the full amount of the Existing Indebtedness repayable on such date at no cost for the Vendors.

(c)	The Vendors shall, and shall procure that the Group Companies shall, obtain upon Completion:

(i)

Written evidence of the release of the Group Companies from all Existing Facilities relating to the financing of any member of the Vendors Group (including those listed in paragraphs (i) and (ii) of the definition of Existing Facilities)

(ii)	A pay-off letter in relation to the discharge of all amounts owed by any Group Company under any other Existing Facilities repayable on Completion;

(iii)

Written evidence of the release of all Existing Encumbrances (including comfort letters) in relation to all Existing Facilities referred to above in subparagraphs (i) and (ii) of this Clause 6.4(c) immediately after repayment on the Completion Date of such Existing Facilities; and

(iv)

Written evidence of the release of all Encumbrances (including guarantees) granted or given by any Group Company in respect of obligations of any member of the Vendors Group under any third party financial indebtedness of the Vendors Group other than the Existing Facilities.

EXECUTION VERSION

6.5	BUSINESS CONTRACTS

This Agreement constitutes, with effect as of Completion Date, an assignment of the Business Contracts if and to the extent the benefit of each such Business Contract can be assigned by the relevant members of the Vendors Group to the relevant Group Company without a Third Party Consent. The provisions of Schedule 6.5 shall apply if and to the extent that the benefit and/or burden of any of the Business Contracts cannot be assigned or transferred to the relevant Group Company except by an agreement of novation or without obtaining a consent, approval or waiver to the assignment or transfer from a third party (such agreement of novation or consent, hereinafter, a Third Party Consent).

7.	POST-COMPLETION OBLIGATIONS

7.1	ACCESS TO BOOKS AND RECORDS

(a)

From Completion and for the period that is the longer of (i) five years and (ii) sixty Business Days following the expiration of the applicable statute of limitations, the Purchasers shall procure that the Vendors and their Representatives are provided, upon reasonable notice and during working hours, with all such assistance, documentation, information and access to premises and personnel of the Group Companies and the Suzhou Business as they may reasonably require to prepare their tax returns and financial statements or to investigate, avoid, remedy, dispute, resist, appeal, compromise or contest any Claim or any other claims, proceedings or investigations made by or against or incurred by the Vendors or their Representatives and the Purchasers shall permit the Vendors and their Representatives to make copies of such documentation and information to the extent relevant, provided, however, that (i) the Vendors or the relevant members of the Vendors Group shall reimburse the Purchasers, the Group Companies or the other members of the Purchaser’ Group (as the case may be) for all reasonable out of pocket and expenses incurred in relation to any photocopying costs; (ii) such access is granted in accordance with competition Laws (in particular the information provided by the Purchasers or the Group Companies shall not enable (or, if so, shall be redacted so that it does not enable) the Vendors or any member of the Vendors Group to predict the Purchasers’ or the Group Companies’ or the other members of the Purchasers Group’s future behavior on the market) and (iii) the Vendor or any member of the Vendors Group agree that its relevant Representatives who may have access to the Purchasers’ or the Group Companies’ or the other members of the Purchasers Group’s information shall be bound by appropriate confidentiality agreements and have been made aware of the potential risks related to the exchange of sensitive information and of appropriate/inappropriate conduct during compliance trainings, and the information so received may be used by the Vendors (or relevant member of the Vendors Group) solely for the purpose for which it was provided.

(b)

For the purpose of complying with the provisions of Clause 7.1(a), during the same time, the Purchasers agree not to, and to cause their Affiliates and the Group Companies not to, destroy or otherwise dispose of any files, books, registers, records and documents relating to the Group Companies or the Suzhou Business, for the period prior to Completion without the prior written consent of the Vendors Representative (which may request, in such case, delivery of such records to the Vendors at their expense).

(c)

The Vendors agrees to provide the Purchasers and the members of the Purchasers Group mutatis mutandis access and assistance as set forth in Clause 7.1(a) above, to the extent it holds information relating to the Business which is reasonably required by the Purchasers and the members of the Purchasers Group and to the extent necessary in the

EXECUTION VERSION

event that the Purchasers or such relevant member of the Purchasers Group is subject to any investigation by or demand from Authorities or involved in any claim or proceedings. For the purpose of complying with the provisions of this Clause 7.1(c), the provisions of Clause 7.1(b) shall apply mutatis mutandis.

(d)

More generally, nothing in this Section 7 (Post Completion Obligations) shall be interpreted to impose any obligation on any Party to exchange any competitive information, if the existence of such an obligation would be in violation of any applicable mandatory antitrust Laws or regulations.

7.2	NON-COMPETITION

(a)

For a period of 36 months from the Completion Date, the Vendors undertake that they will not, and shall procure that none of the Affiliates controlled by Albéa Group SAS shall, whether directly or indirectly, alone or jointly with or on behalf of any person, be engaged or hold an ownership interest in:

(i)	the Dispensing Business in the Territory; and

(ii)

the Brazilian Business as and where currently conducted, provided that Albéa Brazil shall continue to source its accessories and packaging materials for the operation of its Beauty Solutions Business exclusively from the Vendors Group for such period, consistently with past practices.

(b)	It is however specified that nothing in Clause 7.2(a) shall prevent any Vendor:

(i)

from operating the Retained Business as currently conducted, assuming the sale of the Business to the Purchasers, and provided however that the Vendors shall be limited to selling pumps up to a maximum amount of $18,000,000 (excl. taxes) in the aggregate for a period of 36 months from the Completion Date, and may only make such sales of pumps through the Beauty Solutions Business, and provided further that a report by the Vendors Representative audit firm certifying the value of pumps sold by the Vendors to third parties for such purpose and including an anonymized split by customer is notified in writing to the Purchasers Representative within 20 Business Days of each of the next three anniversaries of the Completion Date,

(ii)

from acquiring up to 3% of the stock of any publicly-held company whose stock is traded on a regulated market, the activities of which, in the Business or the Brazilian Business, represent up to 10% of such acquired company’s gross revenues for the most recent fiscal year,

(iii)

from acquiring all or part of the stock of any company or any business the activities of which, in the Business or the Brazilian Business, represent up to 10% of the acquired company’s or business’s gross revenues for the most recent fiscal year,

(iv)

from performing its obligations or benefiting from its rights under the Agreement, the IP Assignment Agreement, the Technical Assistance Agreement, the License Agreement, the Ancillary Documents, or any other agreement to be entered into as a consequence of the Ancillary Documents, the IP Assignment Agreement and/or the Agreement;

EXECUTION VERSION

(v)

from responding to global tender offers relating to the CRP Business and/or the Tubes Business including in Brazil, in which case the relevant member of the Vendors Group will offer to Albéa Brazil to respond to such tender offers alongside the relevant member of the Vendors Group but only with respect to the part of such global tender offers which relates to the Brazilian Business.

(c)

Notwithstanding anything in the Agreement to the contrary, in the event that any of the Vendors, and/or any of their direct and indirect subsidiaries is acquired (whether by merger, consolidation or sale or transfer of assets or equity securities) by another entity, none of the covenants or restrictions set forth in Clause 7.2(a) shall apply to, or otherwise purport to limit or affect the conduct or actions of, such acquiring entity, provided that such acquiring entity does not operate a business competing with the Dispensing Business or the Brazilian Business through any of the Vendors and/or any of their direct and indirect subsidiaries so acquired. However, in case of acquisition of any of the Vendors and/or any of their direct and indirect subsidiaries by a strategic acquirer which already carries out activities pertaining to the Dispensing Business or the Brazilian Business as at the date of the acquisition, nothing in this Clause 7.2 shall prevent such acquirer from implementing integration operations with the Vendors and/or their direct and indirect subsidiaries so acquired or limit and/or affect its actions in connection therewith.

7.3	NON-SOLICITATION

(a)

For a period of 24 months from the Completion Date, the Vendors shall not, and shall procure that the other members of the Vendors Group shall not, solicit for employment or retention or hire, directly or indirectly (including through any of their Representatives), any manager (including cluster managers and plant managers), director or key employee holding strategic (operations, finance, new product development, sales, global accounts managers and key account managers) positions within any Group Company, or any Business Employee. Notwithstanding the foregoing, the members of the Vendors Group and their Representatives shall not be prevented from approaching, soliciting or employing any person who responds to a bona fide general advertisement (including any publication, over the internet or through a third party recruiter, employment agency, search firms or other similar person or entity) that is not directed at employees of the Purchasers Group or any of the Group Companies.

(b)

For a period of 24 months from the Completion Date, the Purchasers shall not, and shall procure that the other members of the Purchasers Group (for the avoidance of doubt, including the Group Companies) shall not, solicit for employment or retention or hire, directly or indirectly (including through any of their Representatives), any Albéa Key People. Notwithstanding the foregoing, the members of the Purchasers Group and their Representatives shall not be prevented from approaching, soliciting or employing any person who responds to a bona fide general advertisement (including any publication, over the internet or through a third party recruiter, employment agency, search firms or other similar person or entity) that is not directed at employees of the Vendors Group.

7.4	INSURANCE

(a)

The Purchasers acknowledge that effective as of the Completion Date, all insurance coverage provided in relation to the Business (including the Suzhou Assets) or any of the Group Companies or any of their Representatives pursuant to policies maintained by the Vendors or any member of the Vendors Group shall cease and save as otherwise provided by Law no insurance coverage shall be available to the Business (including the Suzhou

EXECUTION VERSION

Assets) and any of the Group Companies under any such policies for occurrences which take place or claims made on or after the Completion Date.

(b)

The Purchasers undertake to procure that insurance policies covering the Business (including the Suzhou Assets), the Group Companies, their assets and their operations be subscribed, with effect as from the Completion Date, with an insurance company under reasonable and market practice terms and conditions.

7.5	CHANGE IN NAMES

(a)

Subject to the remaining paragraphs of this Clause 7.5, as soon as practicable after the Completion Date, but in any event no later than four months from the Completion Date, the Purchasers undertake to cease, and to cause the Group Companies to cease, from the Completion Date, to use in any manner the corporate names of the Group Companies listed in Schedule 7.5, it being specified that the Purchasers shall give to the Vendors a one-month prior notice before the change of corporate names of the Group Companies mentioned in Schedule 7.5. The Purchasers shall cause the Group Companies to carry out the filing formalities relating to the change of corporate names of the Group Companies mentioned in Schedule 7.5 as soon as practicable. A copy of the relevant documents evidencing that such formalities have been carried out shall be promptly provided by the Purchasers Representative to the Vendors Representative.

(b)

As soon as practicable after the Completion Date, but in any event no later than 6 months from the Completion Date, and except to the extent expressly authorized under the Transition Services Agreement, the Purchasers shall cause any Group Company and the Suzhou Business to cease to use, or display, in each case in any manner whatsoever, the names “Albéa” and “Twist Beauty Packaging” and any trademarks, trade names, brand mark, brand name, corporate names or logos including or relating to such name (the Albéa Intellectual Property) and to remove such name from any document or other material used by the Group Companies, the Suzhou Business or otherwise in the Business, provided that the Vendors hereby grant the Purchasers and the Group Companies a limited, non-exclusive, non-transferrable, non-sublicensable right to continue temporarily to use the Albéa Intellectual Property following Completion: (i) in connection with the continued operation of the Business in a manner consistent with the operation of the Business immediately prior to Completion, for the above-mentioned duration; (ii) in each mold owned or used by the Group Companies or the Suzhou Business immediately prior to Completion on the products of the Business for the life of such mold; and (iii) in connection with the sale of any inventory of the Group Companies or the Suzhou Business that exists as of immediately prior to Completion and any products made from such molds referred to in the preceding subparagraph (ii), until the date on which such inventory has been entirely sold. Subject to the preceding sentence, the Purchasers shall neither use nor permit any of their Affiliates to use any trademarks, trade names, brand mark, brand name, corporate names or logos confusingly similar to such names.

(c)	During this 6-month period:

(i)

neither the Purchasers nor any of their Affiliates (including any Group Company) shall take any action that could reasonably be expected to materially impair the value of or goodwill associated with the Albéa Intellectual Property;

(ii)

the Purchasers shall, and shall cause their Affiliates (including the Group Companies) to, use any Albéa Intellectual Property in accordance with past practices in all material respects, as well as any reasonable instructions of the Vendors Representative as to quality control;

EXECUTION VERSION

(iii)

when using any of the Materials in the context of entering into or conducting contractual relationships, the Purchasers shall cause their Affiliates (including the Group Companies) to make clear to all other applicable parties that such Affiliates, rather than members of the Vendors Group, is the party entering into or conducting the contractual relationship; and

(iv)

the Purchasers shall cause each of their relevant Affiliates to use its reasonable best efforts to minimize its use of the Albéa Intellectual Property, and shall cause each of such Affiliates to cease using the Albéa Intellectual Property on such Materials as soon as practicable and in any event within 6 months following the Completion.

(d)	The Purchasers shall procure that the publication formalities relating to such changes in names and in registered offices be carried out promptly.

(e)

Notwithstanding the foregoing, nothing in this Clause 7.5 shall preclude any member of the Purchasers Group from making any reference to the Albéa Intellectual Property (i) in internal Tax, legal, employment or similar records and as reasonably necessary to describe the historical relationship of the Business and the Group Companies with the members of the Vendors Group or (ii) as required by applicable Law.

7.6	FORMER AND CURRENT DIRECTORS OF THE GROUP COMPANIES

(a)

The Purchasers shall not, and shall cause their Affiliates and the Group Companies not to, except in case of willful misconduct, fraud or gross negligence, claim against any former or current director, manager, officer or employee of the Group Companies (including those resigning on the Completion Date) with respect to any management decisions adopted by any of the Group Companies prior to the Completion Date or otherwise seek the liability of any such director, manager, officer or employee in that respect and, to the extent any such claim is made or liability is sought, shall indemnify and hold any such a director, manager, officer or employee harmless against the consequences of any such claim or liability, together with all reasonable costs and expenses arising out of or in connection with such liability or claim and the defence thereof (except for any claims which are based on willful misconduct, fraud or gross negligence by such person). The former and current directors, managers, officers and employees of the Group Companies are expressly intended as third-party beneficiaries of this Clause 7.6(a).

(b)

The Purchasers undertake to procure that insurance policies covering former or current director, manager, officer or employee of the Group Companies, with effect as from the Completion Date, with an insurance company under reasonable and market practice terms and conditions and under materially equivalent terms as those of the previous insurance policies.

(c)

The Purchasers shall procure that the publication formalities relating to the resignations of the directors or corporate officers of the Group Companies having occurred on Completion be carried out as soon as possible on or after the Completion Date.

EXECUTION VERSION

7.7	EMPLOYMENT

For a period of not less than one year from the Completion Date, the Purchasers shall, and shall cause the Group Companies, to endorse and abide with the following commitments:

(i)	Not to launch within any of the French Group Companies any reorganisation triggering a “Plan de Sauvegarde de l’Emploi” within the meaning of section of section L.1233-61 of the French labor code;

(ii)	As to the Automatic Transferring Business Employee, not to change the employee’s workplace nor to materially reduce their contractual benefits, save with their consent.

7.8	WRONG POCKET

(a)

If upon Completion, any member of the Purchasers Group is the owner of any asset which is pertaining exclusively or Predominantly to the Retained Business (each, a Retained Business Asset), the Vendors Representative may give written notice to the Purchasers Representative of the same at any time within 36 months following the Completion Date. If such notice is given, the Purchasers shall, as soon as practicable, ensure that such Retained Business Asset (together with any benefit or sum, net of Tax and other out of pocket expenses, accruing to the Purchasers and/or any of their Affiliates following the Completion as a result of holding that interest since Completion) is transferred to a member of the Vendors Group as the Vendors Representative shall specify on terms that no consideration is payable by any person for such transfer. The Vendors shall provide such assistance to the Purchasers as the Purchasers reasonably require for this purpose and shall indemnify the Purchasers and each of their Affiliates against any and all costs suffered or incurred by the Purchasers or any of their Affiliates in relation to the transfer or as a result of holding the relevant Retained Business Asset for the period from Completion until it is so transferred.

(b)

If upon Completion, any member of the Vendors Group is the owner of (i) any asset (including any Intellectual Property Rights) which is pertaining exclusively or Predominantly to the Business, (ii) any Suzhou Asset or (iii) any Suzhou Contract (each of (i), (ii) and (iii), a Business Asset), the Purchasers Representative may give written notice to the Vendors Representative of the same at any time within 36 months following the Completion Date (or, if different, the date of execution of the Suzhou Business Transfer Agreement). If such notice is given, the Vendors shall, as soon as practicable, ensure that such Business Asset (together with any benefit or sum, net of Tax and other out of pocket expenses, accruing to the Vendors and/or any of their Affiliates as a result of holding that Business Asset since Completion) is transferred to a member of the Purchasers Group as the Purchasers Representative shall specify on terms that no consideration is payable by any person for such transfer. The Purchasers shall provide such assistance to the Vendors as the Vendors reasonably requires for this purpose and shall indemnify the Vendors and each of their Affiliates against any and all costs suffered or incurred by the Vendors or any of their Affiliates in relation to the transfer or as a result of holding the relevant Business Asset for the period from Completion until it is so transferred.

(c)

If any transfer of a Retained Business Asset or Business Asset is made pursuant to Clause 7.8, no consideration shall be provided to any person in respect to such transfer, to the extent permitted by applicable Laws. The Parties shall use their best efforts to structure such transfer in an equitable manner for both the Purchasers Group and the Vendors Group including from legal and Tax perspectives, so as to ensure that from an economic

EXECUTION VERSION

standpoint the relevant transfer is neutral for the Parties. In particular, if the transfer cannot be made for no consideration, the Vendor shall cause the relevant member of the Vendors Group (or the Purchaser shall cause the relevant member of the Purchasers Group, as applicable), to pay to the Purchaser or relevant member of the Purchasers Group (or to the Vendors or relevant member of the Vendors Group, as applicable), an amount equal to the amount of such consideration paid by the Purchaser or relevant member of the Purchasers Group (or the Vendors or relevant member of the Vendors Group, as applicable) to the Vendors or relevant member of the Vendors Group (or to the Purchaser or to the relevant member of the Purchasers Group), within ten (10) Business Days of the payment of such consideration.

7.9	CROSS-INDEMNITY

(a)

For a period of 36 months from the Completion Date, the Vendors shall, and shall procure that the relevant members of the Vendors’ Group shall, as promptly as reasonably practicable, indemnify and hold the relevant members of the Purchasers’ Group harmless in respect of any Loss suffered after the Completion Date in relation to the Retained Business (a Retained Business Loss).

(b)

For a period of 36 months from the Completion Date, the Purchasers shall, and shall procure that the relevant members of the Purchasers’ Group shall, as promptly as reasonably practicable, indemnify and hold the relevant members of the Vendors’ Group harmless in respect of any Loss suffered after the Completion Date in relation to the Business or the Brazilian Business (a Business Loss). Nothing in this Clause 7.9(b) shall in any way limit the indemnification obligations of the Vendors under Clause 5.7.

7.10	TAX MATTERS

(a)

United States. Vendors shall timely file or cause to be timely filed all U.S. federal (and corresponding U.S. state and local) Tax returns of the Group Companies for periods ending on or prior to the Completion Date; shall timely pay all Taxes related to such Tax periods, in each case in accordance with applicable Laws; and shall indemnify and hold Purchasers (and the Group Companies following the Completion Date) harmless from U.S. federal (and corresponding U.S. state and local) income Tax liability for which any Group Company is held liable under Treasury Regulations Section 1.1502-6 (or any similar provision of U.S. state or local law) by reason of such entity being included in any consolidated, affiliated, combined or unitary group at any time on or before the Completion Date. The Purchaser Representative shall promptly notify the Vendors Representative in writing upon receipt of notice of any pending or threatened U.S. federal (and corresponding U.S. state or local) audits, examinations, claims, assessments or administrative or court proceeding relating to Taxes of the Group Companies (a U.S. Tax Contest) for which the Purchasers are entitled to seek, or are seeking or intend to seek, indemnification pursuant to this Agreement. The Vendors Representative shall have the right, in good faith, to control and to represent the interests of any member of the Group Company in and with respect to any U.S. Tax Contest for any Tax period ending on or prior to the Completion Date and to employ counsel of its own choice for such purpose; provided, however, that Purchasers shall be entitled to participate at their expense in or with respect to any such U.S. Tax Contest. The Vendors Representative shall have the right to settle or compromise, or agree to settle or compromise, either administratively or after the commencement of litigation, any U.S. Tax Contest for any Tax period ending on or prior to the Completion Date; provided, however, no such settlement, compromise or agreement shall be effectuated without the Purchasers Representative prior written consent, which shall not be unreasonably withheld, delayed or conditioned.

EXECUTION VERSION

(b)

France. Vendors shall timely file or cause to be timely filed the French Tax returns for the French Tax Group and cause to be filed by the French Group Companies their individual Tax returns for Tax periods closed before the Completion Date. Vendors shall timely pay or cause to be timely paid by the relevant French Group Companies all Taxes related to such Tax returns, in each case in accordance with applicable Laws and the French Tax Consolidation Agreement and Vendors shall indemnify each French Group Company for any Taxes that such company would bear in excess of the Taxes that such French Group Company is liable to pursuant to the provisions of the French Tax Consolidation Agreement for the Tax period closing on December 31, 2019 (or on December 31, 2020, if the Completion Date is after December 31, 2020) and pursuant to the provisions of the French Tax Group Exit Agreement. For Tax periods beginning January 1, 2020 (or January 2021, if the Completion Date is after December 31, 2020) and thereafter and ending after the Completion Date, Purchasers shall cause to be timely filed the French Tax returns to be filed by the French Group Companies and cause to be timely paid the French Taxes due by the French Group Companies after the Completion Date, in each case. For the Tax periods beginning January 1, 2020 (or January 1, 2021, if the Completion Date is after December 31, 2020) and ending on December 31, 2020 (respectively December 31, 2021), Vendors shall cause French advance corporate income tax payments to be timely made on behalf of the French Group Companies, and Purchasers shall cause French Group Companies to timely reimburse such amounts, and with respect to each provision of this Clause 7.10(b), all in accordance with applicable Laws and the French Tax Group Exit Agreement.

(c)

Netherlands, Spain & Brazil. Vendors shall timely file or cause to be timely filed the Tax returns for the Group Companies in the Netherlands, Spain and Brazil and shall timely pay or cause to be paid by such Group Companies all Taxes due with respect to such Tax returns, in each case to the extent such Tax returns or related payments are due (taking into account any applicable and regular filing or payment extensions) on or prior to the Completion Date, in accordance with applicable Laws. Purchasers shall timely file or cause to be timely filed the Tax returns for the Group Companies in the Netherlands, Spain and Brazil and shall timely pay or cause to be paid by such Group Companies all Taxes due with respect to such Tax returns, in each case to the extent such Tax returns and related payments are first due (taking into account any applicable and regular filing or payment extensions) after the Completion Date, in accordance with applicable Laws.

(d)

Tax Elections. Without the prior written consent of the Vendors Representative (not to be unreasonably withheld, delayed or conditioned), the Purchasers and their Affiliates shall not make any Tax election that would affect the liability of the Vendors or their Affiliates for Taxes, provided, for the avoidance of doubt, that Purchasers shall be permitted to make elections under Section 338(g) of the Code with respect to the acquisition of non-U.S. Group Companies.

7.11	COMPLIANCE WITH THE CTA

(a)

After Completion, as the Certifying Party under the CTA, the Vendors shall be solely responsible for compliance with their requirements and obligations under the CTA relating to the CT Facilities relating to any environmental conditions caused by the relevant Group Company during such Group Company’s occupation of the relevant CT Facilities from the period starting as of the date such Group Company first became a direct or indirect subsidiary of any member of the Vendor Group following completion on 10 November 2011 and 31 December 2012, respectively, of the transactions contemplated in the Eyelematic Agreement and the Rexam Agreement until Completion.

EXECUTION VERSION

(b)

The Vendors shall provide the Purchasers with a reasonable opportunity to review in advance in draft form all filings, all investigation or remedial workplans, and all other material CTA documents to be submitted under the CTA related to the CT Facilities and shall consider the Purchasers’ reasonable comments thereto.

(c)

Prior to Vendors’ conducting any investigation, remedial action, monitoring or post-closure care at any CT Facilities, Vendors and Purchasers shall enter into a reasonable and customary access agreement that grants to Vendors and their consultants and contractors the right to enter upon the CT Facilities upon reasonable advance notice in order to perform or monitor the work necessary for Vendors to comply with their CTA obligations hereunder. Pursuant to such access agreement, Purchasers shall take commercially reasonable steps to cooperate with Vendors or their agents to provide such access and Vendors shall take commercially reasonable steps to avoid unreasonably interfering with the operations at any CT Facilities.

(d)

With respect to environmental conditions at any CT Facilities, the Purchasers agree that their rights against the Vendors shall be limited to claims asserting a breach of the covenants set forth in this Clause 7.11, a breach of Clause 6.2(a)(xiii) of this Agreement or as otherwise provided for in the Representations and Warranties Agreement.

8.	REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser represents and warrants to the Vendors, in respect of itself only, that each statement set forth below is true, accurate and not misleading as of the Put Option Date and as of the Completion Date (except for such representations which are expressly made as of a specific date and are therefore made on said specific date only):

8.1	CAPACITY AND AUTHORITY

(a)	Each Purchaser is validly incorporated, in existence and duly registered under the Laws of its country of incorporation.

(b)

Each Purchaser has taken all necessary actions and has all requisite power and authority to enter into and perform the Agreement, the IP Assignment Agreement, the Suzhou Business Transfer Agreement, the Ancillary Documents and any other documents to be executed in accordance with their respective terms.

(c)

This Agreement, the IP Assignment Agreement, the Suzhou Business Transfer Agreement and the Ancillary Documents have been duly authorized by all relevant corporate bodies of the Purchasers, and to the extent required of Affiliates of the Purchasers, and duly executed and delivered and constitute (or shall constitute when executed) valid, legal and binding obligations on the Purchasers in accordance with their terms.

(d)

No Purchaser is insolvent (“en état de cessation de paiements”), nor subject to any safeguard, bankruptcy or insolvency proceedings under any applicable Laws, or equivalent proceedings, in particular to any proceedings with a view to the prevention or resolution of financial difficulties. No Purchaser is subject to a judgment of, or requested for, dissolution, liquidation, or receivership.

(e)

The execution and delivery of the Agreement, the IP Assignment Agreement and the Ancillary Documents by the Purchasers and the performance of and compliance with their terms and provisions (including occurrence of the Completion) do not and will not

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conflict with or result in a breach of, or constitute a default under, the constitutional documents of the Purchasers, any agreement or instrument to which the Purchasers are a Party or by which they are bound, or any Law that applies to or binds the Purchasers.

(f)

Except as provided in the Agreement, no consent, action, approval or authorisation of, and no registration, declaration, notification or filing with or to, any Authority is required to be obtained, or made, by it or any member of the Purchasers Group to authorise the execution or performance of the Agreement and allow the consummation of the Transaction by it.

8.2	FINANCING OF THE TRANSACTION

(a)

The Purchasers represent and warrant that (i) the Purchaser Parent has obtained commitments for all necessary debt financings (the Financing Commitments), the proceeds of which, together with cash on hand and funds available to the Purchaser Parent and the Purchasers under the revolving loan facility under the Purchasers Group’s senior secured credit facility, will be sufficient to fulfill the Purchasers’ obligations to make the Completion Payments in accordance with the terms and conditions set out hereunder, (ii) the obligations of the lenders to fund the Financing Commitments are not subject to any conditions other than as expressly set forth in such Financing Commitments, and (iii) the Purchasers will do such things and take such actions as necessary to ensure that all Completion Payments are paid on the Completion Date.

(b)

The Purchasers Representative has delivered to the Vendors Representative a copy of such Financing Commitments prior to entering into this Agreement (provided that any information relating to pricing and fees (including any “market flex” provisions that relate to pricing and fees) may be redacted).

(c)

The Purchaser Parent represents and warrants to the Vendors that, except as provided in paragraph (b) above, the documents referred to in paragraph (b) are true and complete and there is no other arrangement in connection with any of the Financing Commitments or generally the funding of the Transaction which has not been disclosed to the Vendors.

(d)	The Purchaser Parent undertakes to use its best efforts:

(i)	To maintain the Financing Commitments in full force and effect until Completion;

(ii)	To not permit any draw stop event, attributable to the Purchaser Parent, the Purchasers or any of their Affiliates, to occur on or prior to the Completion Date; and

(iii)	To satisfy all the conditions precedent under the Financing Commitments that are within its control on the Completion Date or on any earlier date as required by the Financing Commitments.

(e)

Without the prior written consent of the Vendors Representative (not to be unreasonably withheld, delayed or conditioned), the Purchaser Parent shall not permit any amendment, modification or joinder to be made to, or any termination of any provision under, the Financing Commitments if such amendment, modification, joinder or termination: (1) reduces the aggregate amount of the Debt Financing contemplated thereby or (2) imposes additional conditions precedent to the availability of the Debt Financing thereunder in a manner that would be expected to materially delay or prevent the funding of the Financing Commitments on Completion. Notwithstanding anything to the contrary in this

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Agreement, the Purchaser Parent may, in its discretion and without the consent of the Vendors, in lieu of obtaining the Debt Financing pursuant to the Financing Commitments, use its best efforts to obtain any alternative or substitute debt financing with conditionality terms not materially less favorable, in the aggregate, to the Purchaser Parent in an amount sufficient, when added to cash on hand and funds available to the Purchasers under the revolving loan facility under the Purchasers Group’s senior secured credit facility, to fulfil their obligations to make the Completion Payments.

(f)

The Purchasers and the Purchaser Parent expressly agree that, notwithstanding the provisions of article 1186, al. 2 of the French Civil Code which the Purchasers and the Purchaser Parent expressly and irrevocably waive, this Agreement shall not be rendered void (caduc) in case of the termination of the Financing Commitments for any reason whatsoever.

8.3	DUE DILIGENCE

(a)

The Purchasers and their Representatives have had the opportunity to conduct a customary due diligence review of the Group Companies and of the Business and have had access to documents, information (oral or written), data and other materials pertaining thereto, relating inter alia, to legal, financial, accounting and commercial matters, including through the Data Room and the Vendors Due Diligence Reports, and have had the opportunity to make site visits and to attend meetings with Representatives of the Group and ask questions. The Purchasers hereby declare that they have received sufficient information with respect to the Group Companies and the Suzhou Assets to make their decision to enter into this Agreement and proceed with the Transaction.

(b)

In connection with the Purchaser’s investigation of the Group Companies and the Business, the Purchasers have received from the Vendors and their Representatives certain projections, estimates and other forecasts and certain business plan information on the Group Companies and the Business. The Purchasers acknowledge that there are uncertainties inherent in attempting to make such projections, estimates and other forecasts and plans, that they are familiar with such uncertainties and are taking full responsibility for making their own evaluation of the adequacy and accuracy of all projections, estimates and other forecasts and plans so furnished to it and any use of or reliance by the Purchasers on such projections, estimates and other forecasts and plans shall be at their sole risk, and without limiting any other provisions herein, that the Purchasers shall have no claim against anyone with respect thereto. Accordingly, the Purchasers acknowledge that the Vendors, the Group Companies and each of their respective Representatives, do not make any representation or warranty to the Purchasers, express or implied with respect to such projections, estimates, forecasts or plans.

(c)

In order to decide to acquire the Securities and the Suzhou Assets, the Purchasers relied on their own research and analysis of the documents and information gathered in the course of said due diligence. The Purchasers are sophisticated buyers with ample resources and experience to reasonably comprehend the Group Companies and the Business and have independently acquired knowledge of the industry in which they operate and assessed the risks inherent therein.

8.4	ANTITRUST

The Purchasers hereby declare that, as at the date hereof, they are not pursuing the acquisition of Control of any business competing with the Business in the beauty and cosmetics packaging markets.

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9.	REPRESENTATIONS AND WARRANTIES OF THE VENDORS

9.1	REPRESENTATIONS BY EACH VENDOR INDIVIDUALLY

Subject to Clause 10, each Vendor represents and warrants to each member of the Purchasers Group, in respect of itself only, that each statement set forth below is true, accurate and not misleading as of the date of the Agreement and as of the Completion Date (except for such representations which are expressly made as of a specific date and are therefore made on said specific date only).

9.1.1	Capacity and Authority

(a)

Such Vendor has taken all necessary action and has all requisite power and authority, where applicable, to enter into and perform the Agreement, the IP Assignment Agreement, the Suzhou Business Transfer Agreement, the Ancillary Documents and any other documents to be executed in accordance with their respective terms.

(b)	Such Vendor is validly incorporated, in existence and duly registered under the Laws of its country of incorporation.

(c)

This Agreement, the IP Assignment Agreement, the Suzhou Business Transfer Agreement and the Ancillary Documents have been duly authorized by all relevant corporate bodies of such Vendor, and duly executed and delivered by such Vendor and constitute (or shall constitute when executed) valid, legal and binding obligations on such Vendor.

(d)

Such Vendor is not insolvent (“en état de cessation de paiements”) nor subject to any safeguard, bankruptcy or insolvency proceedings under any applicable Laws, or equivalent proceedings, in particular to any proceedings with a view to the prevention or resolution of financial difficulties. Such Vendor is not subject to a judgment of, or requested for, dissolution, liquidation or receivership.

(e)

The execution and delivery of the Agreement, the IP Assignment Agreement, the Suzhou Business Transfer Agreement and the Ancillary Documents by such Vendor and the performance of and compliance with their terms and provisions (including occurrence of the Completion) do not and will not (a) conflict with or result in a breach of, or constitute a default under the constitutional documents of such Vendor, or any agreement or instrument to which the Vendors are a Party or by which they are bound, or (b) result in a violation by such Vendor of any Law; or (c) result in the creation or imposition of any Encumbrance on any asset of any Group Company or any of the Suzhou Assets, except, in the case of clause (c) as would not reasonably be expected to be materially adverse, individually or in the aggregate, to the Group Companies or the ongoing conduct of the Business by the Group Companies or the Suzhou Business.

(f)

Except as provided in the Agreement, no consent, action, approval or authorisation of, and no registration, declaration, notification or filing with or to, any Authority is required to be obtained, or made, by it or any member of the Vendors Group to authorise the execution or performance of the Agreement and allow the consummation of the Transaction by it.

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9.1.2	Title to the Securities in the Companies

The Securities listed next to each Vendor’s name in Schedule A are legally owned by such Vendor. The Vendors are the sole legal owners of the whole issued and outstanding share capital of each of the Companies and all such shares are fully paid up and will be free from all Encumbrances on Completion.

9.1.3	Title to the Suzhou Assets

(a)	Albéa Suzhou has good and valid title to, or has the right to use, or in the case of leased property, a valid leasehold interest in all Suzhou Assets, free from any Encumbrance.

(b)	All Suzhou Assets are in the possession of, or under the control of Albéa Suzhou.

9.2	REPRESENTATIONS BY THE VENDORS ON A SEVERAL BASIS

Subject to Clause 10, each Vendor represents and warrants to each member of the Purchasers Group, on a several basis (conjointement), that each statement set forth below is true, accurate and not misleading as of the Put Option Date and as of the Completion Date (except for such representations which are expressly made as of a specific date and are therefore made on said specific date only):

(a)	Each Group Company is validly incorporated, in existence and duly registered under the Laws of its country of incorporation.

(b)

The Group Companies are not subject to any bankruptcy or insolvency proceedings under any applicable Laws, or equivalent proceedings, in particular to any proceedings with a view to the prevention or resolution of financial difficulties. Notwithstanding anything in this Clause, the Parties expressly acknowledges that Albéa Spain’s fondos propios amounts to €327,944,33 as of December 31, 2018. No Group Company is subject to a judgment of, or requested for, dissolution, liquidation or receivership.

(c)	Schedule A states the number of issued and outstanding Securities as well as the name of the holders of such Securities and the number of Securities held by each of them.

(d)

Schedule C states the number of issued and outstanding shares of each Subsidiaries as well as the name of the holders of such shares and the number of shares held by each of them. The Companies or the Subsidiaries are the sole legal owners of the whole issued and outstanding share capital of each of the Subsidiaries and all such shares are fully paid up and will be free from all Encumbrances on Completion.

(e)

No right, commitment or agreement has been granted, taken or made to any person pursuant to which a Group Company shall issue, deliver, sell, transfer or convert any share or any securities convertible into, exchangeable for or otherwise giving access to its share capital or voting rights and no Encumbrance has been created in favour of any person affecting any unissued shares or other unissued securities of any of the Group Companies. None of the Group Companies have entered into any shareholders’ agreements or joint venture agreements with respect to the Subsidiaries.

(f)

None of the Group Companies owns, directly or indirectly, any equity interest or voting rights in any company, partnership or other entity other than the Subsidiaries. and except for investments in liquid assets held for cash management purposes.

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9.3	EXCLUSIVE REPRESENTATIONS AND WARRANTIES

(a)

Except for the representations and warranties contained in this Clause 9, none of the Vendors makes any other express or implied representation or warranty to the Purchasers. In particular, the investment structure retained by the Purchasers and the financing thereof shall be the sole and exclusive responsibility of the Purchasers and their shareholders, notwithstanding any discussions, exchange of information and/or advice between the Purchasers, their shareholders, their advisors and the Group Companies and/or the Vendors and their advisors.

(b)

The payment of a Refund provided in Clause 10 shall be the exclusive remedy of the Purchasers in respect of any Claim, save the case of fraud or willful misconduct (“dol”). To the fullest extent permitted by applicable Law, the Purchasers hereby irrevocably waive the benefit of any warranties generally available to purchasers under applicable Law, including under articles 1641 and 1643 of the French Civil Code.

10.	REFUND BY THE VENDORS

10.1	REFUND

(a)

Subject to the provisions of this Clause 10, from and after the Completion Date, each Vendor shall repay to the Purchasers a portion of the Purchase Price actually received by them for the sale of all the Securities it holds in the Companies (a Refund) for an amount equal to any Losses that the Group Companies and/or the Purchasers or their respective Affiliates may have suffered and which would not have been incurred had the representations and warranties made by such Vendor in Clause 9 had been true and accurate and not misleading, together with all costs and expenses incurred in the recovery of the amounts payable under the Claim.

(b)	Any payment due by a Vendor hereunder shall have the nature of a reduction of that part of the Purchase Price paid to such Vendor for the Securities.

(c)

Notwithstanding the fact that a Loss may result from a breach or inaccuracy of more than one of the representations, warranties or covenants of the Vendors hereunder, the Vendors’ liability may only be sought once in respect of such Loss.

10.2	LIMITS ON CLAIMS

(a)

The aggregate liability of each Vendor in respect of all Claims (including any costs and expenses payable by the Vendors in connection with such Claims) shall not exceed the amount of the portion of the Purchase Price actually received by such Vendor.

(b)

The amount of the liability of a Vendor in respect of a Loss sustained by a Group Company shall be prorated to the direct and/or indirect interest owned by said Vendor in such Group Company immediately prior to the Completion.

(c)

Specific written notice of any Claim shall be given in accordance with paragraphs (d) and (e) below by the Purchasers Representative to the Vendors Representative, as agent for the relevant Vendor, within the period of (x) 10 years from the Completion Date with respect to the representations and warranties set forth in Clause 9.1 and (y) 36 months from the Completion Date with respect to the representations and warranties set forth in

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Clause 9.2, and the Vendors shall cease to be under any liability to the Purchasers or otherwise in respect of all and any Claim(s) not so notified to the Vendors Representative.

(d)

The Purchasers Representative shall give notice in writing of any Claim to the Vendors Representative as soon as reasonably practicable and, in any event, within 30 Business Days of the relevant Purchaser becoming aware of the facts, matters or circumstances giving rise to such Claim (or when an action is required before a certain date subject to the Vendors forfeiting their rights, as soon as reasonably practicable prior to such date).

(e)

Such notice shall include such detail as is reasonably available to the relevant Purchaser at the time of the relevant facts and circumstances giving rise to the Claim, which of any Group Company or Purchaser has paid or suffered the Loss in respect of which the Claim is brought, the relevant Purchaser’s bona fide estimate of any alleged Loss and the specific warranties or other provisions of the Agreement which are alleged to have been breached, as well as any other available supporting evidence as may reasonably be required to assess the merits of the Claim and the computation of the Refund or estimate of the Loss. The non-compliance by the Purchasers Representative with the provisions of paragraphs (d) and (e) shall not relieve the Vendors of any liability they may have to the Purchasers, unless and then only to the extent that such non-compliance results in the Vendors’ liability being increased.

(f)

The Vendors shall not be liable for any Claim in respect of any liability which is contingent unless and until such contingent liability becomes due and payable, provided that this paragraph shall not operate to avoid a Claim made in respect of a contingent liability within the time limit specified in paragraph 10.2(c) and to obtain payment from the Vendors under such Claim even if the liability becomes due and payable after the time limit specified in paragraph 10.2(c).

(g)

The liability of the Vendors in respect of a Loss shall be based on the amount of the Loss actually and directly suffered by any Group Company, the Purchasers or their Affiliates, and shall be computed without regard to any multiple or valuation factor that may have been used in determining the portion of the Purchase Price allocated to each Company.

(h)

The amount of the liability of the Vendors in respect of a Loss shall be grossed up with a view to holding the Purchasers or any Group Company harmless of the consequences of any Tax liability resulting for the Purchasers or any Group Company from the payment by the Vendors of the related Claim.

(i)

The amount of the liability of the Vendors in respect of a Loss shall be reduced by any monetary gain (including, for the avoidance of doubt, any Tax benefit) actually received by the Purchasers or any Group Company resulting from the relevant Loss.

10.3	EXCLUSIONS

(a)

The Vendors shall not be held liable in respect of any Claim in respect of any specific fact, matter, event or circumstance giving rise to such Claim if such specific fact, matter, event or circumstance has been taken into account (and only to such extent) in the Purchase Price Adjustment.

EXECUTION VERSION

(b)	The Vendors shall not be liable in respect of any Claim if the Claim would not have arisen but for, or is increased as a result of:

(i)	any alteration to or enactment of any Law which was announced or enacted after the date of the Agreement (even if such alteration or enactment has a retroactive effect);

(ii)

the withdrawal or amendment of or change to any practice, concession or written agreement or administrative arrangements with any Group Company previously made by any Authority and in force at the date of the Agreement (even if such withdrawal, amendment or change has a retroactive effect);

(iii)	any act or omission of any member of the Vendors Group or any Group Company prior to Completion taken at the written request of or with the written consent of the Purchaser;

(iv)

any voluntary act or omission of any member of the Purchasers Group carried out after Completion which is outside its ordinary course of business as conducted at Completion, unless such act or omission has been done, committed or effected in order to comply with Law.

(c)

To the extent the fact, matter, event or circumstance giving rise to a Claim is capable of remedy, the Vendors shall not be liable for such Claim if it is remedied to the reasonable satisfaction of the Purchasers within 20 Business Days of the date of the notice referred to in paragraph 10.2(c).

(d)

The Vendors shall not be liable in respect of any Claim and any liability of the Vendors in respect of such Claim shall absolutely cease, to the extent not previously satisfied, withdrawn or settled, unless court proceedings in respect of such Claim have been issued and served within twelve months after the date of the notice referred to in Clause 10.2(c) is given, it being agreed that court proceedings shall not be deemed to have been started unless a statement of claim is both properly issued and validly served on the relevant Vendors.

(e)

The Vendors Representative may object in writing to a Claim at any time after receipt of the corresponding Claim notice from the Purchasers Representative. In such case, the Vendors Representative and the Purchasers Representative shall attempt in good faith to reach an agreement with respect to the validity of such Claim and the amount of the corresponding Refund. If no such agreement can be reached after good faith negotiations within a period of 30 Business Days following the receipt by the Purchasers Representative of the written objection of the Vendors Representative, the dispute shall be settled in accordance with the provisions of Clause 28.

(f)

The Vendors shall not be liable in respect of any Claim if the amount of such Claim is covered by under any insurance policy, to the extent of the proceeds actually received by the Purchasers or any Group Company under such insurance policy.

10.4	DUTY TO MITIGATE

The Purchasers shall procure that all commercially reasonable steps and proceedings are taken by each member of the Purchasers Group in order to avoid or mitigate any Claim, including prosecuting diligently and in good faith any claim that it or any Group Company may have against any Third Party to receive indemnification or any other

EXECUTION VERSION

recovery (including insurance proceeds). The Purchasers Representative shall keep the Vendors Representative regularly informed of all such efforts.

11.	SPECIFIC INDEMNITY

(a)

Subject to the Vendors and the Purchasers agreeing on the terms of the Joint Defense and Indemnity Agreement, the Vendors undertake to promptly pay the Purchasers, as reduction of the Securities Purchase Price, a sum equal to the amount on a net after Tax basis of any Loss suffered or incurred by Albéa Alkmaar B.V. in connection with the litigation initiated by Pulvorex and Mr. Gérard Sannier on 27 March 2017 (the Pulvorex Litigation) exceeding $1,000,000, it being specified that such amount shall constitute a deductible (franchise) and not a threshold (seuil) (the Pulvorex Indemnity).

(b)	The liability of the Vendors with respect to the Pulvorex Indemnity shall be allocated between them in accordance with Schedule 3.1.

(c)	The Pulvorex Indemnity is not subject to the limitations set out in Clause 10.

(d)

The Parties undertake to negotiate in good faith and agree on the terms of a joint defense and indemnity agreement to be executed on the Completion Date (the Joint Defense and Indemnity Agreement), pursuant to which Albéa Alkmaar B.V. shall indemnify and hold harmless Albéa Services from and against, any and all Losses suffered or incurred following a settlement or an enforced court decision resulting in Albéa Services SAS being held jointly liable with Albéa Alkmaar B.V. with respect to the Pulvorex Litigation, provided that this indemnification obligation shall cease to apply for Losses suffered or incurred by Albéa Services SAS as from the date on which the deductible amount referred to in Clause 11(a) has been reached.

12.	PURCHASER JOINT GUARANTEE

(a)

Purchaser Parent hereby irrevocably guarantees jointly and severally with the Purchasers to the Vendors the performance of the Purchasers’ obligations under the terms of the Agreement. In particular, Purchaser Parent hereby irrevocably guarantees jointly and severally with the Purchasers to the Vendors the full and punctual payment by the Purchasers of all amounts due under the terms of the Agreement and should the Purchasers fail to make any payment of any amount due, Purchaser Parent shall make such payment to the Vendors upon first written request of the Vendors Representative.

(b)	Purchaser Parent hereby represents and warrants that:

(i)	it is duly incorporated, registered, formed or organized and validly existing under its law of incorporation;

(ii)	it is duly empowered to grant this joint guarantee and to perform its obligations hereunder;

(iii)	it is not subject to any insolvency proceedings, nor in a situation likely to result in the same;

EXECUTION VERSION

(iv)

no authorization, approval, consent, licence, notice or other requirement of public or corporate bodies of Purchaser Parent is required in connection with the entry into, performance, validity or enforceability of this guarantee, except any authorization that has been duly obtained prior to the grant of this guarantee;

(v)	this guarantee and the undertakings hereunder constitute legal, valid, binding and enforceable obligations on Purchaser Parent; and

(vi)

the execution of this guarantee and performance of its obligations hereunder do not and will not breach, violate or conflict with any agreement to which it is a party or which is binding upon its assets, its by-laws, internal, regulations or any shareholders’ agreement to which it is a party, or any applicable law, regulation or official or judicial order or any authorisation of any nature.

13.	TBP JOINT GUARANTEE

TBP hereby irrevocably guarantees jointly and severally with the other Vendors to the Purchasers the performance of the Vendors’ obligations under the terms of the Agreement. In particular, TBP hereby irrevocably guarantees jointly and severally with the other Vendors to the Purchasers the full and punctual payment by the Purchasers of all amounts due under the terms of the Agreement and should the Vendors fail to make any payment of any amount due, TBP shall make such payment to the Purchasers upon first written request of the Purchasers Representative.

14.	VENDORS REPRESENTATIVE

(a)

Each Vendor hereby irrevocably appoints TBP to act as its representative (the Vendors Representative) and to represent each Vendor for the purposes contemplated by the Agreement in accordance with the provisions of article 1153 et seq. of the French Civil Code.

(b)	Each Vendor hereby irrevocably agrees that it shall be bound by any steps or actions taken or any agreement entered into by the Vendors Representative acting in accordance with the Agreement.

(c)

If for any reason TBP shall not be able to act as the Vendors Representative and the Vendors nominate in writing another person to fill the role of Vendors Representative, such other person as shall be so notified in writing to the Purchasers Representative by the Vendors shall be the Vendors Representative in substitution for TBP from time to time.

(d)

Each Vendor irrevocably and unconditionally undertakes to indemnify and hold the Vendors Representative harmless against all Losses arising from the exercise or the purported exercise in good faith of any of the rights or duties of the Vendors Representative contemplated by the Agreement.

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15.	PURCHASERS REPRESENTATIVE

(a)

Each Purchaser hereby irrevocably appoints Purchaser Parent to act as its representative (the Purchasers Representative) and to represent each Purchaser for the purposes contemplated by the Agreement in accordance with the provisions of article 1153 et seq. of the French Civil Code.

(b)	Each Purchaser hereby irrevocably agrees that it shall be bound by any steps or actions taken or any agreement entered into by the Purchasers Representative acting in accordance with the Agreement.

(c)

If for any reason Purchaser Parent shall not be able to act as the Purchasers Representative and the Purchasers nominate in writing another person to fill the role of Purchasers Representative, such other person as shall be so notified in writing to the Vendors Representative by the Purchasers shall be the Purchasers Representative in substitution for Purchaser Parent from time to time.

(d)

Each Purchaser irrevocably and unconditionally undertakes to indemnify and hold the Purchasers Representative harmless against all Losses arising from the exercise or the purported exercise in good faith of any of the rights or duties of the Purchasers Representative contemplated by the Agreement.

16.	ADVISORS

(a)

The Parties declare they were advised by their own lawyers or advisors and have therefore been able to independently assess the scope of their rights and obligations under this Agreement and had the opportunity to negotiate all terms of this Agreement. Consequently, no advisor or lawyer shall be deemed to be the sole drafter (rédacteur unique) on behalf of all the Parties and the Parties acknowledge and agree that this Agreement shall not be deemed a contract of adhesion (contrat d’adhésion) within the meaning of article 1110 of the French Civil Code.

(b)

The Vendors and the Purchasers are aware that the Dutch Notary holds office with Linklaters LLP and hereby acknowledge that they have been informed of the existence of the Ordinance Containing Rules of Professional Conduct and Ethics (Verordening beroeps- en gedragsregels) of the Royal Professional Organisation of Civil Law Notaries (Koninklijke Notariële Beroepsorganisatie) and explicitly agree and acknowledge that:

(i)	Linklaters LLP may advise and act on behalf of the Purchasers with respect to the Transaction, the Dutch Transfer Deed and any agreements or any disputes related thereto; and

(ii)

the Dutch Notary shall execute the Dutch Transfer Deed pursuant to which the Albéa Netherlands Securities will be transferred and the Dutch Notary will act as civil law notary on behalf of the Purchasers (partijnotaris).

17.	CONFIDENTIALITY AND ANNOUNCEMENTS

(a)

Prior to Completion, the Vendors Representative and the Purchasers Representative shall consult together and agree as to the terms of, the timetable for and the manner of publication of any announcement which either Party may desire or be obliged to make regarding the Transaction or the Agreement and no other Party shall make any

EXECUTION VERSION

announcement (including any communication to the public, to any customers suppliers or employees of any of the Group Companies) concerning the subject matter of the Agreement, without the prior written consent of the Purchasers Representative and the Vendors Representative (which shall not be unreasonably withheld or delayed).

(b)

As soon as practicable after Completion, the Vendors Representative and the Purchasers Representative shall procure that a joint announcement of the Transaction is made in such form as they may jointly agree.

(c)

The confidentiality letter entered into between Hercule PAI Holding S.à r.l. and Silgan Holdings Inc. on 21 October 2019 shall remain in full force and effect up to the Completion Date, it being agreed that should Completion not take place, it shall remain in force until its contractual termination date.

(d)	Subject to Clause 17(e) and Clause 17(f), each Party shall treat as strictly confidential:

(i)

any information relating to the Transaction, the provisions of the Agreement, the IP Assignment Agreement and the Ancillary Documents (including the names of the parties to such agreements) and the process of their negotiations;

(ii)

in the case of the Vendors, any information received or held by the Vendors or any of their Representatives which relates to the Purchasers Group or, following Completion, to any of the Group Companies or the Business; and

(iii)	in the case of the Purchasers, any information received or held by the Purchasers or any of their Representatives which relates to the Vendors Group;

(together the Confidential Information).

(e)

Clauses (a) and (d) shall in no way prevent or restrict any Party or any of its Representatives from passing any Confidential Information to any of their Representatives or any provider of finance for the purpose of the Transaction. Each Party undertakes that it shall only disclose Confidential Information to its Representatives and providers of finance for the purpose of the Transaction where it is reasonably required for the purposes of performing its obligations under the Agreement, the IP Assignment Agreement or the Ancillary Documents and only where such recipients are informed of the confidential nature of the Confidential Information and have undertaken to comply with this Clause 17 as if they were a party to it.

(f)	Clauses (a) and (d) shall not apply if and to the extent that the Party using or disclosing Confidential Information or making such announcement can demonstrate that:

(i)

such disclosure or announcement is required by Law or by any stock exchange or any Authority (including, for the avoidance of doubt, any Tax Authority) having applicable jurisdiction, including as may be required in connection with the satisfaction of the Conditions;

(ii)

the Confidential Information concerned has come into the public domain other than through its fault (or that of its Representatives) or the fault of any person to whom such Confidential Information has been disclosed in accordance with this Clause (f).

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(g)	The provisions of this Clause 17 shall survive termination of the Agreement or Completion, as the case may be, and shall continue for a period of five years from the date of the Agreement.

18.	FURTHER ASSURANCE

Each Party shall execute and deliver or procure, so far as they are reasonably able, the execution and delivery of, all such documents, and do all such things necessary, proper or advisable under applicable Laws, as the Purchasers and/or the Vendors (as the case may be) may reasonably require (at the cost of the requesting Party) for the purpose of consummating and making effective the Transaction and giving full effect to the provisions of the Agreement.

19.	SANCTIONS FOR NON PERFORMANCE

(a)

Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of the Agreement are not performed in accordance with their specific terms or otherwise are breached. Without prejudice to the other remedies provided for in article 1217 of the French Civil Code, each Party agrees that, in case of breach or non-compliance by any of them of its obligations under the Agreement, any other Party may seek the specific performance of the obligations contained in the Agreement in accordance with articles 1221 and 1222 of the French Civil Code. As an exception to article 1221 of the French Civil Code, the Parties expressly agree that the specific performance of the obligations contained in Agreement may be sought by any Party even if there is a manifest disproportion between its cost to the debtor and its interest for the creditor.

(b)	Without prejudice to any other provision of this Agreement, each Party irrevocably waive any right to terminate this Agreement under article 1226 of the Code Civil.

20.	ENTIRE AGREEMENT

This Agreement, the Representations and Warranties Agreement, the IP Assignment Agreement and the Ancillary Documents together set out the entire agreement between the Parties relating to the Transaction and, save to the extent expressly set out in the Agreement, the IP Assignment Agreement or any Ancillary Document, supersede and extinguish any prior drafts, agreements, undertakings, representations, warranties, promises, assurances and arrangements of any nature whatsoever, whether or not in writing, relating thereto.

21.	WAIVER AND VARIATION – HARDSHIP

(a)

Unless otherwise specifically provided, a failure or delay by a Party to exercise any right or remedy provided under the Agreement or by Law, whether by conduct or otherwise, shall not constitute a waiver of that or any other right or remedy, nor shall it preclude or restrict any further exercise of that or any other right or remedy. No single or partial exercise of any right or remedy provided under the Agreement or by Law, whether by conduct or otherwise, shall preclude or restrict the further exercise of that or any other right or remedy.

EXECUTION VERSION

(b)

Unless otherwise specifically provided, a waiver of any right, provision, condition, consent or remedy or any discharge of any obligation or liability under the Agreement shall only be effective if given in writing.

(c)

No variation or amendment of the Agreement shall be valid unless it is in writing and duly executed by or on behalf of the Purchasers Representative and the Vendors Representative, provided that should any variation or amendment have a materially adverse effect on the Vendors or the Purchasers, as applicable, then the consent of the Vendors or of the Purchasers, as the case may be, shall be required, provided further that any variation or amendment to the definition of “Debt Financing Sources”, Clause 5.8, this Clause 21(c), Clause 22, Clause 28(a) or Clause 28(b), as the case may be, shall require the consent of the Debt Financing Sources. Unless expressly agreed, no variation or amendment shall constitute a general waiver of any provision of the Agreement, nor shall it affect any rights or obligations under or pursuant to the Agreement which have already accrued up to the date of variation or amendment and the rights and obligations under or pursuant to the Agreement shall remain in full force and effect except and only to the extent that they are varied or amended.

(d)

Each Party irrevocably waives any rights and remedies that it may have under article 1195 of the French Civil Code. Accordingly, each Party hereby accepts the risk of having to bear the consequences of an unforeseeable change in circumstances and expressly waives any claim for renegotiation, review or termination of the Agreement on the ground of such a change even if such change results in the performance the Agreement becoming excessively onerous for that Party.

22.	DEBT FINANCING SOURCES LIABILITY

Notwithstanding anything to the contrary in this Agreement, none of the Debt Financing Sources shall have any liability to Vendors or any other member of the Vendors Group relating to or arising out of this Agreement, the Debt Financing, the Financing Commitments or the other transactions contemplated hereby or thereby, whether at Law or equity, in contract, in tort or otherwise, neither the Vendors nor any other member of the Vendors Group shall have any rights or claims against any Debt Financing Sources hereunder or thereunder and in no event shall the Vendors or any other member of the Vendors Group seek or obtain any other damages of any kind against any Debt Financing Source (including consequential, special, indirect or punitive damages), in each case, relating to or arising out of this Agreement, the Debt Financing, the Financing Commitments or the transactions contemplated hereby or thereby. Notwithstanding anything to the contrary in this Agreement, the Debt Financing Sources shall be express third party beneficiaries of Clause 5.8, Clause 21(c), this Clause 22, Clause 28(a) and Clause 28(b).

23.	INVALIDITY

(a)

Where any provision of the Agreement is or becomes illegal, invalid or unenforceable in any respect under the Laws of any jurisdiction then such provision shall be deemed to be severed from the Agreement and the Parties shall negotiate in good faith to replace it with a lawful provision which, as closely as possible, gives effect to the intention of the Parties under the Agreement and, where permissible, that shall not affect or impair the legality, validity or enforceability in that, or any other, jurisdiction of any other provision of the Agreement.

EXECUTION VERSION

(b)

Without prejudice to any other provision of the Agreement, each Party hereby waives any right it may have under article 1186 of the French Civil Code to claim that this Agreement has lapsed as a result of any other contract contributing to the completion of the transactions contemplated hereunder having terminated, lapsed or being ineffective for any reason whatsoever.

24.	ASSIGNMENT

(a)

Except as provided in this Clause 24 or as the Parties may specifically agree in writing, no person shall assign, transfer, charge or otherwise deal with all or any of its rights under the Agreement (including the right to a Refund as provided in Clause 10) nor grant, declare, create or dispose of any right or interest in it, including by way of security.

(b)

Notwithstanding the preceding paragraph, any Purchaser may, without the consent of the Vendors, assign this Agreement, the Suzhou Business Transfer Agreement, the Representations and Warranties Agreement or the IP Assignment Agreement to any wholly owned Affiliate (including for the avoidance of doubt, any newly incorporated company for the purposes of the acquisition of the Securities or the Suzhou Assets), provided that in such case, said Purchaser shall until Completion remain jointly liable with the assignee with respect to the performance of this Agreement, the Suzhou Business Transfer Agreement or the IP Assignment Agreement by the assignee.

(c)

Subject to any provisions for the contrary expressly mentioned above, nothing expressed or referred to in the Agreement will be construed to give any person other than the Parties any right, remedy or claim under or with respect to the Agreement or any provision thereof.

25.	PAYMENTS

(a)

All payments made by the Purchasers under the Agreement, the IP Assignment Agreement or any of the Ancillary Documents, shall be made free from any set-off, counterclaim or other deduction or withholding of any nature whatsoever, except for deductions or withholdings required to be made by Law (subject to the provisions of Clause 3.4).

(b)

Where any Party default in the payment when due of any damages or other sum payable by virtue of the Agreement, the IP Assignment Agreement or any Ancillary Documents the liability of such Party shall be increased to include an amount equal to interest on such sum from the date when payment is due to the date of actual payment at that annual rate which is EURIBOR +2% per annum. Such interest shall accrue from day to day and be compounded quarterly and shall be payable without prejudice to any other remedy available to the other Parties in respect of such default.

26.	NOTICES

(a)

Any notice or other communication given under the Agreement or in connection with the matters contemplated herein shall, except where otherwise specifically provided, be in writing in the English language, addressed as provided in Clause 26(b) and served:

(i)	by hand delivery, in which case it shall be deemed to have been given upon delivery to the recipient (as evidenced by the acknowledgement of receipt);

EXECUTION VERSION

(ii)	by registered letter with acknowledgment of receipt or by an express overnight delivery service, in which case it shall be deemed to have been given on the date of first presentation; or

(iii)	by e-mail, in which case it shall be deemed to have been given when despatched subject to confirmation of delivery by a delivery receipt,

provided that any notice despatched after 8:00 p.m. Paris time on a Business Day shall be deemed given the next Business Day.

(b)	Notices under the Agreement shall be sent for the attention of the person and to the address or e-mail address, as set out below:

For any Vendor:

Name:	Albéa Group SAS
For the attention of:	Charles-Antoine Roucayrol
Address:	ZAC des Barbanniers, Le Signac 1 avenue du Général de Gaulle, 92230 Gennevilliers France
E-mail address:	Charles-Antoine.Roucayrol@albea-group.com

with a copy to:

Name:	Hercule PAI Holding S.à r.l.
For the attention of:	Laurent Rivoire and Jérémie Masset
Address:	43-45, Allée Scheffer, 2520 Luxembourg, Grand Duchy of Luxembourg
E-mail address:	laurent.rivoire@paipartners.com jeremie.masset@paipartners.com with a copy to:

Name:	Latham & Watkins
For the attention of:	Denis Criton
Address:	45 rue Saint Dominique, 75007 Paris
E-mail address:	denis.criton@lw.com

For any Purchaser or Purchaser Parent:

Name:	Silgan Holdings Inc.
For the attention of:	Frank W. Hogan, III
Address:	4 Landmark Square, Suite 400 Stamford, Connecticut 06901, USA
E-mail address:	fhogan@silgan.com

with a copy to:

Name:	Linklaters LLP
For the attention of:	Marc Petitier
Address:	25 rue de Marignan 75008 Paris, France
E-mail address:	marc.petitier@linklaters.com

And

EXECUTION VERSION

Name:	Jenner & Block LLP
For the attention of:	Robert J. Rawn
Address:	919 Third Avenue New York, NY 10022-3908
E-mail address:	rrawn@jenner.com

(c)

Any Party may notify the other Parties of any change to its address or other details specified in this Clause 26 provided that such notification shall only be effective on the date specified in such notice or five Business Days after the notice is given, whichever is later.

(d)	Any notice to be given to or by all of the Vendors under the Agreement shall be deemed to have been properly given if it is given to or by the Vendors Representative.

(e)	Any notice to be given to or by all of the Purchasers under the Agreement shall be deemed to have been properly given if it is given to or by the Purchasers Representative.

27.	COSTS

(a)

Whether or not the Transaction is completed and except as otherwise provided in the Agreement, each Party shall bear its own costs arising out of or in connection with the preparation, negotiation and implementation of the Agreement, the IP Assignment Agreement and all Ancillary Documents.

(b)

The Purchasers shall bear all stamp duty and any other transfer Taxes arising as a result of the Agreement. The Purchasers shall make their best efforts to take all necessary steps to fulfil any and all formalities relating thereto on a timely-basis, in order to ensure that the liability of the Vendors may not be sought with respect to any such amount. The Purchasers Representative shall provide the Vendors Representative with evidence of the payment of any such transfer Taxes promptly upon request of the Vendors Representative in writing. The Purchasers irrevocably undertake to indemnify the Vendors upon first request from any and all losses and penalties, that they may directly suffer as a result of the breach by the Purchasers of their obligations under this Clause.

28.	GOVERNING LAW AND JURISDICTION

(a)

This Agreement and any non-contractual rights or obligations arising out of or in connection with it shall be governed by and construed in accordance with the laws of France. Notwithstanding anything to the contrary in this Agreement, the parties hereto and each member of the Vendors Group agree that any claim, controversy or dispute any kind or nature (whether based upon contract, tort or otherwise) involving a Debt Financing Source that is in any way related to this Agreement or the Transaction, including but not limited to any dispute arising out of or relating in any way to the Debt Financing or the Financing Commitment shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)

The Parties irrevocably agree that the Commercial Court of Paris shall have exclusive jurisdiction to settle any disputes arising out of the Agreement. Notwithstanding the foregoing, each of the parties hereto hereby agrees that it will not bring or support any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against the Debt

EXECUTION VERSION

Financing Sources in any way relating to this Agreement, the Financing Commitments, or any of the transactions contemplated hereby or thereby, including, without limitation, any dispute arising out of or relating in any way to the Debt Financing or the performance thereof, in any forum other than the Supreme Court of the State of New York, County of New York, or, if under applicable law exclusive jurisdiction is vested in the federal courts, the United States District Court for the Southern District of New York (and the appellate courts thereof).

(c)

For the purposes of this Clause, dispute means any dispute, controversy, claim or difference of whatever nature arising out of, relating to, or having any connection with the Agreement, including a dispute regarding the existence, formation, validity, interpretation, performance or termination of the Agreement or the consequences of its nullity and also including any dispute relating to any non-contractual rights or obligations arising out of, relating to, or having any connection with the Agreement.

29.	ELECTRONIC SIGNATURE

(a)

The Parties agree that each of them may execute this Agreement by affixing an electronic signature on the DocuSign platform and acknowledge that such electronic signature will have the same legal value as a handwritten signature.

(b)

The Parties expressly agree that the Agreement signed electronically constitutes the original document, that it is drawn up and will be kept in such a way as to guarantee its integrity and that it is perfectly valid as between them.

(c)

Each Party agrees that its identity will be satisfactorily evidenced by sending a confirmation code to the cell phone number that such Party has notified prior to the execution of the Agreement and of which it is the sole holder.

(d)

The Parties acknowledge that the Agreement signed electronically constitutes a literal proof (prevue littérale) within the meaning of Article 1366 of the French Civil Code and has the same evidentiary value as a hard copy of a written document and may be validly enforced against them. Consequently, the electronically signed Agreement shall constitute proof of the content of such Agreement, of the identity of the signatories and of their consent to be bound by the rights and obligations arising under such Agreement.

(e)

The Parties agree that the electronic dispatch by DocuSign of the Agreement which has been signed electronically shall constitute evidence as between the Parties of the existence, content, dispatch, integrity, time stamping, and receipt of the Agreement electronically signed by the Parties.

(f)	The Parties undertake not to challenge the admissibility, enforceability or probative force of the Agreement or its content on the ground that it has been signed electronically.

[Rest of the page intentionally left blank – Signature pages follow]

EXECUTION VERSION

[Signature page of the Securities Sale Agreement]

The Vendors

Twist Beauty Packaging S.A.S.	Twist Beauty Packaging Holding France S.A.S.

/s/ Maxime Miossec	/s/ Maxime Miossec
Duly represented by:	Duly represented by:
Mr. Maxime Miossec, authorized signatory	Mr. Maxime Miossec, authorized signatory

Albéa Services SAS	Twist Beauty Packaging Holdings Corp.

/s/ Maxime Miossec	/s/ Maxime Miossec
Duly represented by:	Duly represented by:
Mr. Maxime Miossec, authorized signatory	Mr. Maxime Miossec, authorized signatory

Twist Beauty Packaging Holding Mexico S. DE R.L DE CV	Albéa Packaging (Suzhou) Co. Ltd.

/s/ Maxime Miossec	/s/ Maxime Miossec
Duly represented by:	Duly represented by:
Mr. Maxime Miossec, authorized signatory	Mr. Maxime Miossec, authorized signatory

EXECUTION VERSION

[Signature page of the Securities Sale Agreement]

The Purchasers

Silgan International Holdings B.V.	Silgan Dispensing Systems Holdings Company

/s/ Frank W. Hogan, III	/s/ Frank W. Hogan, III
Duly represented by:	Duly represented by:
Mr. Frank W. Hogan, III, authorized signatory	Mr. Frank W. Hogan, III, authorized signatory

Silgan Dispensing Systems Brazil Packaging Industry Ltda.	Silgan Dispensing Systems (Wuxi) Co., Ltd.

/s/ Frank W. Hogan, III	/s/ Frank W. Hogan, III
Duly represented by:	Duly represented by:
Mr. Frank W. Hogan, III, authorized signatory	Mr. Frank W. Hogan, III, authorized signatory

EXECUTION VERSION

[Signature page of the Securities Sale Agreement]

The Purchaser Parent

Silgan Holdings Inc.

/s/ Frank W. Hogan, III
Duly represented by:
Mr. Frank W. Hogan, III, authorized signatory